$65,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of June 21, 1999

                                  By and Among

                          IPC INFORMATION SYSTEMS, INC.

                               as Parent Borrower,
                               ------------------

                                IPC FUNDING CORP.

                                as Sub Borrower,
                                ---------------

                            IPC COMMUNICATIONS, INC.,

                                as a Loan Party,
                                ---------------

                      GENERAL ELECTRIC CAPITAL CORPORATION

                  as Administrative Agent and Collateral Agent,
                  --------------------------------------------

                       MORGAN STANLEY SENIOR FUNDING, INC.

                              as Syndication Agent,
                              --------------------

                                       and

                        THE LENDERS AND THE ISSUING BANK
                                  NAMED HEREIN

                           as Lenders and Issuing Bank
                           ---------------------------

                                        T A B L E  O F  C O N T E N T S


SECTION                                                                                                    PAGE
                                                   ARTICLE I

                                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  CERTAIN DEFINED TERMS..................................................................................3
1.02.  COMPUTATION OF TIME PERIODS...........................................................................35
1.03.  ACCOUNTING TERMS......................................................................................35

                                                   ARTICLE II

                                       AMOUNTS AND TERMS OF THE ADVANCES
                                           AND THE LETTERS OF CREDIT

2.01.  THE ADVANCES AND LETTERS OF CREDIT....................................................................35
2.02.  MAKING THE ADVANCES...................................................................................37
2.03.  ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT....................................38
2.04.  REPAYMENT OF ADVANCES.................................................................................40
2.05.  TERMINATION OR REDUCTION OF THE COMMITMENTS...........................................................42
2.06.  PREPAYMENTS...........................................................................................43
2.07.  INTEREST..............................................................................................45
2.08.  FEES..................................................................................................46
2.09.  CONVERSION OF ADVANCES................................................................................47
2.10.  INCREASED COSTS, ETC..................................................................................48
2.11.  PAYMENTS AND COMPUTATIONS.............................................................................49
2.12.  TAXES.................................................................................................51
2.13.  SHARING OF PAYMENTS, ETC..............................................................................53
2.14.  USE OF PROCEEDS.......................................................................................53
2.15.  DEFAULTING LENDERS....................................................................................54
2.16.  ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS UNDER EXISTING CREDIT AGREEMENT..............................56
2.17.  AMENDMENT AND RESTATEMENT.............................................................................58

                                                  ARTICLE III

                                             CONDITIONS OF LENDING

3.01.  CONDITIONS PRECEDENT TO EFFECTIVE DATE................................................................59
3.02.  CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE...................................................67
3.03.  DETERMINATIONS UNDER SECTION 3.01.....................................................................68






                                                      -ii-


SECTION                                                                                               PAGE



                                                   ARTICLE IV

                                         REPRESENTATIONS AND WARRANTIES

4.01.  REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE BORROWERS..........................................69

                                                   ARTICLE V

                                         COVENANTS OF THE LOAN PARTIES

5.01.  AFFIRMATIVE COVENANTS.................................................................................76
5.02.  NEGATIVE COVENANTS....................................................................................84
5.03.  REPORTING REQUIREMENTS................................................................................95
5.04.  FINANCIAL COVENANTS...................................................................................99

                                                   ARTICLE VI

                                               EVENTS OF DEFAULT

6.01.  EVENTS OF DEFAULT....................................................................................102
6.02.  ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT.............................................106

                                                  ARTICLE VII

                                                   THE AGENTS

7.01.  AUTHORIZATION AND ACTION.............................................................................106
7.02.  AGENTS' RELIANCE, ETC................................................................................106
7.03.  GE CAPITAL, MSSF AND AFFILIATES......................................................................107
7.04.  LENDER PARTY CREDIT DECISION.........................................................................107
7.05.  INDEMNIFICATION......................................................................................108
7.06.  SUCCESSOR AGENTS.....................................................................................109
7.07.  SYNDICATION AGENT....................................................................................110

                                                  ARTICLE VIII

                                                 MISCELLANEOUS






                                                     -iii-


SECTION                                                                                                    PAGE


8.01.  AMENDMENTS, ETC......................................................................................110
8.02.  NOTICES, ETC.........................................................................................111
8.03.  NO WAIVER; REMEDIES..................................................................................111
8.04.  COSTS AND EXPENSES...................................................................................111
8.05.  RIGHT OF SETOFF......................................................................................113
8.06.  BINDING EFFECT.......................................................................................113
8.07.  ASSIGNMENTS AND PARTICIPATIONS.......................................................................114
8.08.  EXECUTION IN COUNTERPARTS............................................................................117
8.09.  NO LIABILITY OF THE ISSUING BANK.....................................................................117
8.10.  CONFIDENTIALITY......................................................................................117
8.11.  RELEASE OF COLLATERAL................................................................................118
8.12.  JURISDICTION, ETC....................................................................................118
8.13.  GOVERNING LAW........................................................................................119
8.14.  WAIVER OF JURY TRIAL.................................................................................119

                                      -iv-
SCHEDULES
---------

Schedule I            -   Commitments and Applicable Lending Offices
Schedule II           -   Guarantors
Schedule III          -   Excluded Subsidiaries
Schedule IV           -   Marshalls Group
Schedule V            -   Specified Subsidiaries
Schedule 3.01(m)(xvi) -   Certain Solvency Matters
Schedule 4.01(a)      -   Stock Ownership
Schedule 4.01(b)      -   Subsidiaries
Schedule 4.01(d)      -   Approvals
Schedule 4.01(dd)     -   Owned Real Property
Schedule 4.01(ee)     -   Material Contracts and Executive Employment Agreements
Schedule 4.01(ff)     -   Investments
Schedule 4.01(gg)     -   Intellectual Properties
Schedule 5.02(a)      -   Existing Liens


EXHIBITS
--------

Exhibit A-1           -   Form of Term Loan Note
Exhibit A-2           -   Form of Working Capital Note
Exhibit A-3           -   Form of Amended and Restated Working Capital Note
Exhibit B             -   Form of Notice of Borrowing
Exhibit C             -   Form of Assignment and Acceptance
Exhibit D             -   Form of Security Agreement
Exhibit E-1           -   Form of Domestic Guaranty
Exhibit E-2           -   Form of Foreign Guaranty
Exhibit F             -   Form of Parent Borrower Charter, as amended by Parent
                          Borrower Charter Amendment
Exhibit G             -   Form of Solvency Certificate
Exhibit H             -   Form of Borrowing Base Certificate
Exhibit I-1           -   Form of Specified Intercompany Note
Exhibit I-2           -   Form of Loan Party Intercompany Note
Exhibit J             -   Form of Administrative Agency Agreement
Exhibit K             -   Worldwide Corporate Structure Chart

                      AMENDED AND RESTATED CREDIT AGREEMENT


                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 21, 1999 by and among IPC INFORMATION SYSTEMS, INC., a Delaware corporation (the "PARENT BORROWER"), IPC FUNDING CORP., a Delaware corporation (the "SUB BORROWER" and, together with the Parent Borrower, the "BORROWERS"), IPC COMMUNICATIONS, INC., a Delaware corporation ("HOLDINGS"), as a Loan Party, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the lenders (together with each Person that shall become a Lender hereunder pursuant to Section 8.07, the "LENDERS"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL"), as the issuing bank (together with any bank or other financial institution designated by GE Capital to act as Issuing Bank hereunder and each Eligible Assignee to which the Letter of Credit Commitment hereunder shall be assigned pursuant to Section 8.07, the "ISSUING BANK"), as collateral agent (together with any successor appointed pursuant to
Article VII, the "COLLATERAL AGENT"), and as administrative agent (together with any successor appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined) and MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as syndication agent (together with any successor appointed pursuant to Article VII, the "SYNDICATION AGENT").

                             PRELIMINARY STATEMENTS

                  (1) Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "MERGER AGREEMENT") between the Parent Borrower and Arizona Acquisition Corp., a Delaware corporation ("AAC"), AAC merged with and into the Parent Borrower (the "MERGER").

                  (2) Simultaneously in connection therewith and to finance the Merger in part, the Parent Borrower issued approximately $180,000,000 in original issue amount of 107/8% senior unsecured notes (as the same may be amended, supplemented or otherwise modified from time to time, to the extent permitted in accordance with the Loan Documents, the "SENIOR NOTES") pursuant to the Senior Notes Indenture (as hereinafter defined).

                  (3) In connection with the Merger, Citicorp Venture Capital, Ltd., a New York corporation ("CVC") through an affiliate of CVC, Cable Systems Holding LLC, a Delaware limited liability company ("CSH") , Cable Systems International, Inc., a Delaware corporation ("CSI"), and Allegra Capital Partners III, L.P. (f/k/a Lawrence, Smith & Horey III, L.P.) ("ALLEGRA" and, together with CVC, CSH and CSI, the "EQUITY INVESTORS") made a common equity contribution of $54,720,624 to AAC in exchange for 2,605,744 shares of common stock of the Parent Borrower (which, after giving effect to the stock split that occurred on June 24, 1998, were converted into 5,211,488 shares of common stock of the Parent Borrower) (the "EQUITY INVESTMENT").

                  (4) Immediately following the consummation of the Merger, the Parent Borrower acquired all of the shares of common stock of International Exchange Networks, Ltd., a Delaware corporation ("IXNET"), not already owned by the Parent Borrower in exchange for common stock of the Parent Borrower (the "SHARE EXCHANGE") pursuant to the Share Exchange and Termination Agreement (as hereinafter defined).

                  (5) On May 21, 1999, IPC Merger Sub Two, Inc., a Delaware corporation and a wholly owned Subsidiary of Holdings ("IPC HOLDINGS MERGER SUB"), merged with and into the Parent Borrower, with the Parent Borrower's outstanding common stock being converted into shares of common stock of Holdings on a share for share basis, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL"), such that, upon consummation thereof, the Parent Borrower became a wholly-owned direct Subsidiary of Holdings (the "REORGANIZATION").

                  (6) On June 15, 1999, at the first annual meeting of stockholders of Holdings and by unanimous written consent of the stockholder of the Parent Borrower, the stockholders of Holdings and the Parent Borrower, respectively, approved an amendment (the "PARENT BORROWER CHARTER AMENDMENT") to the Amended and Restated Certificate of Incorporation of the Parent Borrower (the "PARENT BORROWER CHARTER") deleting in their entirety the provisions of the Parent Borrower Charter (which had been inserted in the Parent Borrower Charter in connection with the Reorganization, as required by Section 251(g) of the
DGCL) granting voting rights to the stockholders of Holdings over any act or transaction by or involving the Parent Borrower that would require for its adoption under the DGCL or the Parent Borrower Charter the approval of the stockholders of Parent Borrower, so that upon the effectiveness of the Parent Borrower Charter Amendment, the sole voting rights under the DGCL and the Parent Borrower Charter over any act or transaction by or involving the Parent Borrower are held by Holdings, as the sole stockholder of the Parent Borrower.

                  (7) The Borrowers, the Lenders, the Prior Lenders (as hereinafter defined), the Issuing Bank, the Collateral Agent and the Administrative Agent are party to that Credit Agreement, dated as of April 30, 1998 (as amended and/or modified to date by the Letter Waiver, dated as of May 10, 1998, Letter Amendment and Waiver No. 2, dated as of August 6, 1998, Letter Amendment No. 3, dated as of December 1, 1998, Letter No. 4, dated as of January 11, 1999, Letter Waiver No. 5, dated as of March 12, 1999, Letter No. 6, dated as of April 16, 1999, and Letter Amendment and

Consent No. 7, dated as of May 20, 1999, the "EXISTING CREDIT AGREEMENT"), pursuant to which a $55,000,000 five-year secured revolving credit facility was made available to the Borrowers.

                  (8) The Borrowers have requested that the Existing Credit Agreement be amended and restated to increase the aggregate amount available under the credit facility and to amend the credit facility to include a term loan facility.

                  (9) The Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to read as set forth herein.

                  (10) It is intended that the Sub Borrower continue to act as a borrower hereunder so as to be an agent for the Specified Subsidiaries.

                  (11) The Borrowers have requested that the Lender Parties make available a secured credit facility of up to $65,000,000, which will be used for general corporate purposes of the Parent Borrower and its Subsidiaries (as hereinafter defined), consisting of a $20,000,000 term loan facility and a revolving credit facility of up to $45,000,000.

                  (12) The Lender Parties and Prior Lenders are willing to amend and restate the Existing Credit Agreement in its entirety so that the Credit Agreement, as so amended and restated, shall read in its entirety as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "AAC" has the meaning specified in the Preliminary Statements.

                  "ADMINISTRATIVE AGENCY AGREEMENT" has the meaning specified in
Section 3.01(m)(xi).

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Bankers Trust Company at its office at One Bankers Trust Plaza, New York, New York 10006, Account No. 50-232-854, ABA No. 021- 001-033, or
         such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADMINISTRATIVE AND COLLATERAL AGENT'S FEE LETTER" means the letter dated June __, 1999 from the Administrative and Collateral Agent to the Parent Borrower regarding, among other things, the fees to be paid by the Parent Borrower to the Administrative and Collateral Agent in connection with the rendering of services by the Administrative and Collateral Agent pursuant to this Agreement, as such letter may be amended, supplemented or otherwise modified or replaced from time to time.

                  "ADVANCE" means a Term Loan Advance, a Working Capital Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "AGENTS" means the Administrative Agent and the Collateral Agent, collectively.

                  "AGREEMENT VALUE" means, for any Hedge Agreement on any date of determination, an amount equal to the greater of (a) the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries in respect of "agreement value" as though such Hedge Agreement were terminated on such date, calculated as provided in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1992 Edition, and (b) mark-to-market, in which the unrealized gain (or loss) on such Hedge Agreement is calculated as the amount by which the present value of the future cash flows to be received exceeds (or is less than) the present value of the future cash flows to be paid pursuant to such Hedge Agreement.

                  "ALLEGRA" has the meaning specified in the Preliminary Statements.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means (a) during the period from the date hereof until the date that is one month after the date hereof, 1.50% for Working Capital Advances that are Base Rate Advances, 2.50% for Working Capital Advances that are Eurodollar Rate Advances, 1.75% for Term Loan Advances that are Base Rate Advances and 2.75% for Term Loan Advances that are Eurodollar Rate Advances, and (b) thereafter, a percentage per annum determined by reference to the Leverage Ratio as follows:


                           Working Capital Advances                          Term Loan Advances
-----------------------------------------------------------------------------------------------------------------
     Level             Base Rate             Eurodollar Rate            Base Rate            Eurodollar Rate
                       Advances                 Advances                 Advances                Advances
Level I                  1.50%                    2.50%                   1.75%                   2.75%
Level II                 1.50%                    2.25%                   1.75%                   2.50%
Level III                1.50%                    2.00%                   1.75%                   2.25%
Level IV                 1.50%                    1.75%                   1.75%                   2.00%
Level V                  1.50%                    1.50%                   1.75%                   1.75%
-----------------------------------------------------------------------------------------------------------------


         The Applicable Margin for each Base Rate Advance shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Leverage Ratio in effect on the first day of each Interest Period for such Advance; PROVIDED, HOWEVER, that (A)(x) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c) and a certificate of the chief financial officer of the Parent Borrower demonstrating such ratio and (y) not more than one decrease in the Applicable Margin shall occur in any three-month period and (B) the Applicable Margin shall be at Level I for so long as the Parent Borrower has not submitted to the Administrative Agent the information described in clause (A)(x) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing); PROVIDED, THAT, the Available Amount of any Letter of Credit denominated in a currency other than United States dollars, at any time, shall be equal to the Dollar Equivalent of the amount of the Letter of Credit (as denominated in such other currency).

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by
                  Citibank at its head office in New York, from time to time, as the base rate of Citibank; and

                           (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "BBA" means the British Bankers Association.

                  "BORROWERS" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

                  "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit H hereto, duly certified by the chief financial officer of the Parent Borrower.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year PLUS (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by the Parent Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CITIBANK" means Citibank, N.A., a national banking association.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative
         Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Intercompany Notes, the Foreign Security Documents, the Local Pledges, and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "COMMITMENT" means a Term Loan Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

                  "CORPORATE REORGANIZATION" has the meaning specified in
         Section 3.01(e).

                  "CORPORATE REORGANIZATION DOCUMENTS" has the meaning specified in Section 3.01(e).

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "CORPORATE OPPORTUNITY AGREEMENT" means the Amended and Restated Corporate Opportunity Agreement dated as of December 18, 1997 among Kleinknecht Electric Company, Inc. (NY), Kleinknecht Electric Company, Inc. (NJ) and IPC Information Systems, Inc., as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "CSH" has the meaning specified in the Preliminary Statements.

                  "CSI" has the meaning specified in the Preliminary Statements.

                  "CVC" has the meaning specified in the Preliminary Statements.

                  "DEBT" of any Person means, without double counting either with respect to such Person or upon consolidation, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through
         (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt,
         (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to either Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank, or an L/C Issuer which is also a Lender, pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank or such L/C Issuer, as the case may be, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DGCL" has the meaning specified in the Preliminary
         Statements.

                  "DOLLAR EQUIVALENT" means, on any date of determination, in relation to an amount denominated in any currency other than United States dollars, the amount of United States dollars required to purchase the relevant amount of such other currency as determined by the Administrative Agent on such date.

                  "DOMESTIC GUARANTORS" means Holdings, the Parent Borrower and each of the Subsidiaries of the Parent Borrower listed on Part A of
         Schedule II hereto and all Domestic Subsidiaries that shall be required to deliver a Domestic Guaranty pursuant to Section
         5.01(o).

                  "DOMESTIC GUARANTY" has the meaning specified in Section 3.01(m)(xii).

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

                  "DOMESTIC SUBSIDIARIES" means each of the Subsidiaries of the Parent Borrower that are incorporated or organized under the laws of any State of the United States of America or the District of Columbia.

                  "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense and (f) all other non-cash items reducing net income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing net income, in each case of the Parent Borrower and its Subsidiaries, determined in accordance with GAAP for such period; PROVIDED, HOWEVER, that for purposes of calculating EBITDA, such calculation shall be made without giving effect to, and without duplication of, (i) the amortization or write-off of any expense incurred in connection with the Prior Transactions and (ii) the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have been satisfied.

                  "EFFECTIVE DATE TRANSACTIONS" means the effectiveness of this Agreement, any Advances made on the Effective Date and each of the other transactions contemplated hereby.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; and (c) a commercial bank, insurance company, financial institution, fund or other Person that regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person that would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 as in effect on the Effective Date or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended), in each case, which bank, insurance company, financial institution, fund or other Person is approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time any assignment is effected pursuant to Section 8.07, the Parent Borrower, in each case such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ELIGIBLE COLLATERAL" means, collectively, Eligible Inventory and Eligible Receivables.

                  "ELIGIBLE INVENTORY" means only such Inventory of the Parent Borrower and the Domestic Guarantors, in the case of Advances made to the Parent Borrower, and of the Specified Subsidiaries, in the case of Advances made to the Sub Borrower, as the Collateral Agent, in its reasonable business judgment on the basis of standards customarily applied by lenders in transactions of the type contemplated by the Loan Documents, shall from time to time elect to consider Eligible Inventory for purposes of this Agreement. The value of such Inventory shall be determined by the Collateral Agent in its reasonable discretion taking into consideration, among other factors, the lower of its cost and its book value determined in accordance with GAAP. By way of example only, and without limiting the discretion of the Collateral Agent as set forth above to consider any Inventory not to be Eligible Inventory, the Collateral Agent may consider any of the following classes of Inventory not to be Eligible Inventory:

                           (a) Inventory located on leaseholds as to which the
                  lessor has not entered into a consent and agreement providing the Administrative Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be acceptable to the Collateral Agent;

                           (b) Inventory that is obsolete, unusable or otherwise
                  unavailable for sale;

                           (c) Inventory with respect to which the
                  representations and warranties set forth in Section 9 of the Security Agreement applicable to Inventory are not true and correct;

                           (d) Inventory consisting of promotional, marketing,
                  packaging or shipping materials and supplies;

                           (e) Inventory that fails to meet all standards
                  imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

                           (f) Inventory that is subject to any licensing,
                  patent, royalty, trademark, trade name or copyright agreement with any third party from whom the Parent Borrower, any Domestic Guarantor or any Specified Subsidiary, as applicable, has received notice of a dispute in respect of any such agreement;

                           (g) Inventory of the Parent Borrower or any Domestic
                  Guarantor located outside the United States, or Inventory of any Specified Subsidiary located outside the nation in which such Specified Subsidiary is located, as applicable;

                           (h) Inventory that is not in the possession of or
                  under the sole control of the Parent Borrower, any Domestic Guarantor or any Specified Subsidiary, as applicable;

                           (i) Inventory consisting of work in process; and

                           (j) Inventory in respect of which the Collateral
                  Documents, after giving effect to the related filings of financing statements in respect of the Parent Borrower and Domestic Guarantors and applicable filings in connection with the Foreign Security Documents in respect of the Specified Subsidiaries that have then been made, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Administrative Agent for the benefit of the Secured Parties securing the Secured Obligations.

                  "ELIGIBLE RECEIVABLES" means only such Receivables of the Parent Borrower and the Domestic Guarantors, in the case of Advances made to the Parent Borrower, and of the Specified Subsidiaries, in the case of Advances made to the Sub Borrower, as the Collateral Agent, in its reasonable business judgment on the basis of standards customarily applied by lenders in transactions of the type contemplated by the Loan Documents, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Collateral Agent in its reasonable discretion taking into consideration, among other factors, their book value determined in accordance with GAAP. By way of example only, and without limiting the discretion of the Collateral Agent as set forth above to consider any Receivables not to be Eligible Receivables, the Collateral Agent may consider any of the following classes of Receivables not to be Eligible Receivables:

                           (a) Receivables that do not arise out of sales of
                  goods or rendering of services in the ordinary course of the business of the Parent Borrower, the Domestic Guarantors and the Specified Subsidiaries, as applicable;

                           (b) Receivables on terms other than those normal or
                  customary in the business of the Parent Borrower, the Domestic Guarantors and the Specified Subsidiaries, as applicable;

                           (c) Receivables owing from any Person that is an
                  Affiliate of the Parent Borrower, any Domestic Guarantor or any Specified Subsidiary or any of their respective Subsidiaries, other than (x) Citibank and its Affiliates to the extent that the aggregate amount of Receivables owing from Citibank and its Affiliates does not exceed 25% of the aggregate amount of Eligible Receivables and
                  (y) Kleinknecht Electric Company, Inc. to the extent that the aggregate amount of Receivables owing from Kleinknecht Electric Company, Inc. does not exceed 10% of the aggregate amount of Eligible Receivables;

                           (d) Receivables more than 120 days past original
                  invoice date or more than 90 days past the date due;

                           (e) Receivables owing from any Person from which an
                  aggregate amount of more than 50% of the Receivables owing is more than 90 days past the date due;

                           (f) Receivables owing from any Person that (i) has
                  disputed liability for any Receivable owing from such Person, PROVIDED, HOWEVER, that if such disputed liability represents less than 10% of the value of all such Receivables owing from such Person, such Receivables shall be excluded only to the extent of such disputed liability, or (ii) has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise;

                           (g) Receivables owing from any Person that shall take
                  or be the subject of any action or proceeding of a type described in Section 6.01(f);

                           (h) Receivables (i) owing from any Person that is
                  also a supplier to or creditor of the Parent Borrower, any Domestic Guarantor or any Specified Subsidiary, as applicable, or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Parent Borrower, any Domestic Guarantor or any Specified Subsidiary, as applicable, to discounts on future purchase therefrom except to the extent that the value of such Receivables exceeds the amount owing by the Parent Borrower, such Domestic Guarantor or such Specified Subsidiary, as applicable, or the value of such credits, discounts, incentive plans or other arrangements, as the case may be;

                           (i) Receivables of the Parent Borrower or any
                  Domestic Guarantor arising out of sales to account debtors located outside the United States, Canada (excluding the provinces of Quebec, Newfoundland, Nunavut and the Northwest Territories) or the United Kingdom or Receivables of any Specified Subsidiary arising out of sales to account debtors located outside the nation in which such Specified Subsidiary is located, as applicable;

                           (j) Receivables arising out of sales on a
                  bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge-back;

                           (k) Receivables owing from an account debtor that is
                  an agency, department or instrumentality of the United States or any State thereof or Canada, the United Kingdom, Hong Kong, Australia or any other foreign country or any political subdivision of any of the foregoing unless the Parent Borrower, such Domestic Guarantor or such Specified Subsidiary, as the case may be, shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State or foreign legislation and the Collateral Agent is satisfied as to the absence of setoffs, counterclaims and other defenses on the part of such account debtor;

                           (l) Receivables owing under any service contract for
                  which the services to be performed under such contract shall not yet have been performed, other than Receivables owing under maintenance contracts; PROVIDED, THAT, for purposes of calculating the value of Receivables owing under maintenance contracts, the related amount contained in the applicable Loan Party's deferred revenue account may be used (it being understood that the amount contained in such deferred revenue account shall be greater than or equal to the value of such Receivables); and PROVIDED, that, in the case of Receivables owing under maintenance contracts which constitute Eligible Receivables, a reserve against Loan Value in an amount equal to the costs of performing all services under such maintenance contracts has been established;

                           (m) Receivables the full and timely payment of which
                  the Collateral Agent in its reasonable discretion believes to be doubtful;

                           (n) Receivables in respect of which the Collateral
                  Documents, after giving effect to the related filings of financing statements in respect of the Parent Borrower and Domestic Guarantors and applicable filings in connection with the Foreign Security Documents in respect of the Specified Subsidiaries that have then been made, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Administrative Agent for the benefit of the Secured Parties securing the Secured Obligations; and

                           (o) Receivables owing from any member of the
                  Marshalls Group so long as any Debt incurred pursuant to
                  Section 5.02(b)(iii)(G) remains outstanding.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance having the full force and effect of law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INVESTMENT" has the meaning specified in the Preliminary Statements.

                  "EQUITY INVESTORS" has the meaning specified in the Preliminary Statements.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum obtained by dividing (a) the BBA Interest Settlement Rate per annum at which deposits in U.S. dollars are offered in London, England to prime banks in the London interbank market for such Interest Period as displayed on Telerate Screen page 3750 as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Eurodollar Rate Advances comprising part of such Borrowing to be outstanding during such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. Telerate Screen page 3750 means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying BBA Interest Settlement Rates for U.S. dollars). If such rate does not appear on Telerate Screen page 3750 on any relevant date for the determination of the Eurodollar Rate, the Eurodollar Rate shall be an interest rate equal to the rate per annum obtained by dividing (i) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if the Administrative Agent shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCLUDED SUBSIDIARY" means, at any time, each Subsidiary of the Parent Borrower listed on Schedule III hereto, and any Subsidiary of the Parent Borrower formed or acquired after the Effective Date that does not engage in any material business of any kind, other than the holding of licenses and/or acting as an agent for a Loan Party at such time and that does not hold assets or have annual revenues or net income in the aggregate in excess of $150,000 at such time, in each case determined based on the most recent financial statements required to be delivered to the Lender Parties pursuant to Section 5.03(b) or
         (c), as the case may be, or if such information cannot be determined based on such financial statements, in the case of a newly formed Subsidiary, based on the Parent Borrower's good faith pro forma estimate of such Subsidiary's assets, annual revenues and net income, and in the case of a newly acquired Subsidiary, based on such Subsidiary's assets, annual revenues and net income as of the end of the most recently ended 12-month period for which financial statements are available, but excluding, in each case, any such Subsidiary that is or becomes a Loan Party.

                  "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "FACILITY" means the Term Loan Facility, the Working Capital Facility or the Letter of Credit Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FISCAL YEAR" means a fiscal year of the Parent Borrower and its Consolidated Subsidiaries ending on September 30 in any calendar year.

                  "FOREIGN GUARANTORS" means each of the Subsidiaries of the Parent Borrower listed on Part B of Schedule II hereto and all Foreign Subsidiaries that shall be required to deliver a Foreign Guaranty pursuant to Section 5.01(o).

                  "FOREIGN GUARANTY" has the meaning specified in Section 3.01(m)(xii).

                  "FOREIGN SECURITY DOCUMENTS" has the meaning specified in
         Section 3.01(m)(xi).

                  "FOREIGN SUBSIDIARIES" means each of the Subsidiaries of the Parent Borrower other than the Domestic Subsidiaries.

                  "FUNDED DEBT" of any Person means Debt in respect of the Advances owing by either Borrower, in the case of such Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of its determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GE CAPITAL" has the meaning specified in the recital of parties to this Agreement.

                  "GUARANTIES" means the Domestic Guaranty and the Foreign Guaranty.

                  "GUARANTORS" means the Domestic Guarantors and the Foreign Guarantors.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, petroleum by-products or petroleum breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "HOLDINGS" has the meaning specified in the recital of parties to this Agreement.

                  "HONG KONG SUBSIDIARIES" means IPC Information Systems Asia Pacific, Ltd. and IXnet Hong Kong, Limited (formerly known as Saturn Global Network Services (Hong Kong) Ltd.), each a corporation organized under the laws of Hong Kong and a direct or indirect wholly owned Subsidiary of the Parent Borrower.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTERCOMPANY NOTES" means the Specified Intercompany Notes and the Loan Party Intercompany Notes.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six, nine or twelve months (so long as an Interest Period of any such duration is available to all of the Lenders), as the applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, however, that:

                           (a) neither Borrower may select any Interest Period
                  that ends after the Termination Date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities or the assets comprising a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

                  "INVESTORS AGREEMENT" means the Investors Agreement dated as of December 18, 1997 among IPC Information Systems, Inc., CSH and certain other Persons named therein, as amended as of May 21, 1999, and as such Investors Agreement may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "IPC CANADA" means IPC Information Systems Canada, Inc., a corporation organized under the laws of Canada.

                  "IPC HOLDINGS MERGER SUB" has the meaning specified in the Preliminary Statements.

                  "IPC UK" means IPC Information Systems, a corporation organized under the laws of England and Wales and an indirect wholly-owned Subsidiary of the Parent Borrower.

                  "IPO NET CASH PROCEEDS" has the meaning specified in clause
         (ix) of Section 5.02(f).

                  "ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

                  "IXNET" has the meaning specified in the Preliminary
         Statements.

                  "IXNET HOLDINGS" means IXnet, Inc., a Delaware corporation.

                  "LABOR POOL AGREEMENTS" means the Amended and Restated Labor Pool Agreement dated as of December 18, 1997 between Kleinknecht Electric Company, Inc. (NY) and IPC Information Systems, Inc., as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents, and the Amended and Restated Labor Pool Agreement dated as of December 18, 1997 between Kleinknecht Electric Company, Inc. (NJ) and IPC Information Systems, Inc., as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                  "L/C ISSUER" has the meaning specified in Section 2.01(b).

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(b)(ii)(A).

                  "LENDER PARTY" means any Lender or the Issuing Bank.

                  "LENDERS" has the meaning specified in the recital of parties to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c); PROVIDED, THAT, the amount of any Letter of Credit Advance as a result of a drawing under a Letter of Credit denominated in a currency other than United States dollars shall be equal to the Dollar Equivalent of the amount of such Letter of Credit Advance (as denominated in such other currency) on the date such Letter of Credit Advance is made.

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FACILITY" means, at any time, the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FEE RATE" means (a) during the period from the date hereof until the date that is one month after the date hereof, 2.25% per annum and (b) thereafter, a percentage per annum determined by reference to the Leverage Ratio as follows:


                        Level                                        Letter of Credit Fee Rate
-----------------------------------------------------  -----------------------------------------------------
Level I                                                                        2.25%
Level II                                                                       2.00%
Level III                                                                      1.75%
Level IV                                                                       1.50%
Level V                                                                        1.25%
-----------------------------------------------------  -----------------------------------------------------

         PROVIDED, HOWEVER, that (A) (x) no change in the Letter of Credit Fee Rate shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c) and a certificate of the chief financial officer of the Parent Borrower demonstrating such ratio and (y) not more than one decrease in the Letter of Credit Fee Rate shall occur in any three-month period and (B) the Letter of Credit Fee Rate shall be at Level I for so long as the Parent Borrower has not submitted to the Administrative Agent the information described in clause (A)(x) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(b).

                  "LEVEL I" means a Leverage Ratio of 5.5:1.0 or greater.

                  "LEVEL II" means a Leverage Ratio of 5.0:1.0 or greater, but less than 5.5:1.0.

                  "LEVEL III" means a Leverage Ratio of 4.5:1.0 or greater, but less than 5.0:1.0.

                  "LEVEL IV" means a Leverage Ratio of 4.0:1.0 or greater, but less than 4.5:1.0.

                  "LEVEL V" means a Leverage Ratio of less than 4.0:1.0.

                  "LEVERAGE RATIO" means, at any time of determination, the ratio of the aggregate amount of Consolidated Debt of the Parent Borrower and its Subsidiaries as of the end of the most recently ended fiscal quarter of the Parent Borrower and its Subsidiaries for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of the Parent Borrower and its Subsidiaries for such fiscal quarter and for the preceding three fiscal quarters of the Parent Borrower.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of the Foreign Guaranty, the Specified Intercompany Notes, the Administrative Agency Agreement, the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder) and the Foreign Security Documents and any amendment, supplement or modification thereof, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit

         Agreement and each guaranty or other agreement by the Issuing Bank in connection with any Letter of Credit issued by an L/C Issuer, (vi) the Administrative and Collateral Agent's Fee Letter, (vii) the Administrative Agency Agreement and (viii) each Secured Hedge Agreement and (b) for purposes of the Foreign Guaranty, the Specified Intercompany Notes, the Administrative Agency Agreement, the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder) and the Foreign Security Documents, and any amendment, supplement or modification thereof, (i) the Foreign Guaranty, (ii) each Specified Intercompany Note, (iii) the Administrative Agency Agreement, (iv) the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder), and (v) each Foreign Security Document, in each case as amended, supplemented or otherwise modified from time to time.

                  "LOAN PARTIES" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of the Foreign Guaranty, the Specified Intercompany Notes, the Administrative Agency Agreement, the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder) and the Foreign Security Documents and any amendment, supplement or modification thereof, (i) each Borrower and (ii) each Guarantor (including, without limitation, Holdings) and (b) for purposes of the Foreign Guaranty, the Specified Intercompany Notes, the Administrative Agency Agreement, the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder) and the Foreign Security Documents, and any amendment, supplement or modification thereof, (i) each Specified Subsidiary and (ii) each Foreign Guarantor.

                  "LOAN PARTY INTERCOMPANY NOTE" means a promissory note of a Loan Party payable to the order of any other Loan Party, in substantially the form of Exhibit I-2 hereto, evidencing the aggregate intercompany indebtedness of such Loan Party to such other Loan Party, as amended, supplemented or otherwise modified from time to time, but excluding, in any event, the Specified Intercompany Notes.

                  "LOAN VALUE" means:

                           (a) in the case of the Parent Borrower, an amount
                  equal to the sum of: (i) with respect to Eligible Inventory of the Parent Borrower and the Domestic Guarantors, 25% of the value thereof, and (ii) with respect to Eligible Receivables of the Parent Borrower and the Domestic Guarantors, 80% of the value thereof LESS (iii) a reserve equal to the sum of (x) 3% (or such different percentage as may be determined in accordance with the following proviso) of Eligible Receivables consisting of billed and outstanding progress payments relating to turrets, (y) 35% (or such different percentage as may be determined in accordance with the following proviso) of Eligible Receivables consisting of billed and outstanding progress payments relating to cabling systems and (z) with respect to maintenance contracts, an amount equal to 27% (or such different percentage as may be determined in accordance with the following proviso) of the value of the deferred revenue account on the balance sheet, PROVIDED, HOWEVER, in each case, that, if the actual labor costs (calculated on a monthly basis) associated with performing the services in connection with which such progress payments or maintenance contracts, as the case may be, are payable, as a percentage of such Eligible Receivables vary from the percentage set forth in clause (x), (y) or (z) above, as the case may be, then (1) if such costs vary by more than 25%, the percentage set forth in clause (x), (y) or (z) above, as applicable, shall be determined by the Collateral Agent in its reasonable discretion, and (2) in all other cases, the percentage set forth in clause (x), (y) or (z) above, as applicable, shall be mutually agreed between the Parent Borrower and the Collateral Agent, PROVIDED that until the Parent Borrower and the Collateral Agent shall have agreed to a different percentage pursuant to this subclause (2), the percentage shall remain the percentage in effect immediately prior to the occurrence of such variance; and

                           (b) in the case of the Sub Borrower, an amount equal
                  to the sum of: (i) with respect to Eligible Inventory of the Specified Subsidiaries, 25% of the value thereof, and (ii) with respect to Eligible Receivables of the Specified Subsidiaries, 80% of the value thereof LESS (iii) a reserve equal to the sum of (x) 3% (or such different percentage as may be determined in accordance with the following proviso) of Eligible Receivables consisting of billed and outstanding progress payments relating to turrets, (y) 35% (or such different percentage as may be determined in accordance with the following proviso) of Eligible Receivables consisting of billed and outstanding progress payments relating to cabling systems and (z) with respect to maintenance contracts, an amount equal to 27% (or such different percentage as may be determined in accordance with the following proviso) of the value of the deferred revenue account on the balance sheet, PROVIDED, HOWEVER, in each case, that, if the actual labor costs (calculated on a monthly basis) associated with performing the services in connection with which such progress payments or maintenance contracts, as the case may be, are payable, as a percentage of such Eligible Receivables vary from the percentage set forth in clause (x), (y) or (z) above, as the case may be, then (1) if such costs vary by more than 25%, the percentage set forth in clause (x), (y) or (z) above, as applicable, shall be determined by the Collateral Agent in its reasonable discretion, and (2) in all other cases, the percentage set forth in clause (x), (y) or (z) above, as applicable, shall be mutually agreed between the Parent Borrower and the Collateral Agent, PROVIDED that until the Parent Borrower and the Collateral Agent shall have agreed to a different percentage pursuant to this subclause (2), the percentage shall remain the percentage in effect immediately prior to the occurrence of such variance;

         PROVIDED, HOWEVER, that during such periods when collections of Eligible Receivables are less than 80%, the Collateral Agent may, in its reasonable discretion, reduce the percentage in the foregoing clauses (a)(ii) and (b)(ii) to a percentage below 80%.

                  "LOCAL PLEDGES" means each pledge, charge and similar agreement, including, by way of example, each deed of charge over shares, pursuant to which the Parent Borrower or a Domestic Subsidiary pledges the stock of, or other ownership interest in, a Foreign Subsidiary to the Administrative Agent, in each case as amended, supplemented or otherwise modified from time to time.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MARSHALLS DEBT DOCUMENTS" means the notes delivered to members of the Marshalls Group and all other instruments and documents entered into by the Parent Borrower or any of its Subsidiaries and members of the Marshalls Group which create, evidence or otherwise relate to Debt permitted to be incurred under Section 5.02(b)(iii)(G) hereof.

                  "MARSHALLS GROUP" means Marshalls Finance Limited, a company incorporated under the laws of England and Wales, and those Subsidiaries and Affiliates of Marshalls Finance Limited listed on
         Schedule IV hereto.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in
         (a) the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects of the Parent Borrower and its Subsidiaries, taken as a whole, or (b) the ability of Holdings, either Borrower or any Specified Subsidiary to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects of the Parent Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of Holdings, either Borrower or any Specified Subsidiary to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                  "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $15,000,000 or more or otherwise material to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects of such Person, but shall not include the Related Documents.

                  "MERGER" has the meaning specified in the Preliminary Statements.

                  "MERGER AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "MORTGAGE" means the Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement, dated as of December 1, 1998, by the Parent Borrower to the Administrative Agent, relating to the Parent Borrower's premises in the Town of Westbrook, Middlesex County, Connecticut.

                  "MSSF" has the meaning specified in the recital of parties to this Agreement.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "MXNET" means MXNet Inc., a Delaware corporation.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the instrument evidencing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

                  "NO-ACTION LETTER" means, collectively, that certain no-action letter request, dated May 6, 1999, from Thacher, Proffitt & Wood to the SEC and the response of the SEC thereto, dated May 20, 1999.

                  "NON-HOSTILE ACQUISITION" means any acquisition by the Parent Borrower or any of its Subsidiaries of a Person, so long as (a) the board of directors (or other governing body) of such Person shall have approved such acquisition at the time such acquisition is first publicly announced, (b) if such Person shall have been soliciting bids for its acquisition, the board of directors (or other governing body) of such Person shall not have determined either to accept no offer or to accept an offer other than an offer by the Parent Borrower or any of its Subsidiaries or (c) such Person shall not have been soliciting bids for its acquisition or if the board of directors (or other governing body) of such Person shall have solicited bids for its acquisition but shall have initially determined either to accept no offer or to accept an offer other than an offer by the Parent Borrower or any of its Subsidiaries, in each case the existence, amount and availability for the acquisition of such Person of the Commitments hereunder shall not have been disclosed, orally or in writing, until after such time as the board of directors (or other governing body) of such Person shall have approved such acquisition by the Parent Borrower or any of its Subsidiaries and so long as, in any case, such acquisition is otherwise permitted hereunder.

                  "NOTE" means a Working Capital Note or a Term Loan Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PARENT BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "PARENT BORROWER CHARTER" has the meaning specified in the Preliminary Statements.

                  "PARENT BORROWER CHARTER AMENDMENT" has the meaning specified in the Preliminary Statements.

                  "PARENT BORROWER CHARTER AMENDMENT DOCUMENTS" means the Certificate of Amendment to the Parent Borrower Charter, dated June __, 1999, pursuant to which the Parent Borrower Charter Amendment was effectuated and became effective on and as of such date and all proxy statements, proxy cards, written consents, agreements, instruments, certificates or other documents in connection with the Parent Borrower Charter Amendment.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgage.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law (whether statutory or common law), such as landlords', materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its current present purposes.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED DEBT" has the meaning specified in the Security Agreement.

                  "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "PRIOR LENDER" means each lender under the Existing Credit Agreement as in effect immediately prior to the effectiveness of this Agreement.

                  "PRIOR TRANSACTIONs" means, collectively, the Merger, the Equity Investment, the issuance of the Senior Notes and the Share Exchange.

                  "PRO RATA SHARE" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

                  "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "REDEEMABLE" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v).

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Merger Agreement, the Senior Notes, the Senior Notes Indenture, the Share Exchange and Termination Agreement, the Stock Option Plan, the Investors Agreement, the Labor Pool Agreements, the Corporate Opportunity Agreement, the Saturn Acquisition Agreement, the Marshalls Debt Documents, the Reorganization Documents, the Corporate Reorganization Documents, the Parent Borrower Charter Amendment Documents and such other documents entered into by any of the Loan Parties in connection with the initial public offering of IXnet Holdings' common stock contemplated by clause (iii)(C) of
         Section 5.02(g) as the Administrative Agent may reasonably designate to the Borrowers as "Related Documents."

                  "REORGANIZATION" has the meaning specified in the Preliminary Statements.

                  "REORGANIZATION DOCUMENTS" means the Agreement and Plan of Merger among the Parent Borrower, Holdings and IPC Holdings Merger Sub, dated as of May 20, 1999, and the Certificate of Merger of IPC Holdings Merger Sub into the Parent Borrower, dated as of May 21, 1999, pursuant to which the Reorganization was consummated on and as of May 21, 1999 and all written consents, agreements, instruments, certificates or other documents in connection with the Reorganization.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Term Loan Commitments and Working Capital Commitments; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the aggregate Term Loan Commitments and Unused Working Capital Commitments of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

                  "RESPONSIBLE OFFICER" means any executive officer of any Loan Party or any of its Subsidiaries.

                  "SATURN" means Saturn Global Network Services Holdings Limited, a corporation organized under the laws of England and Wales.

                  "SATURN ACQUISITION AGREEMENT" means the acquisition agreement dated as of August 6, 1998 among the Parent Borrower, IXnet, Marshalls 106 Limited and Marshalls Finance Limited, as amended, supplemented or otherwise modified, in each such case in form and substance reasonably acceptable to the Administrative Agent and in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Parent Borrower and any Hedge Bank.

                  "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

                  "SECURED PARTIES" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of the Foreign Guaranty, the Specified Intercompany Notes, the Administrative Agency Agreement, the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder) and the Foreign Security Documents and any amendment, supplement or modification thereof, (i) the Agents, (ii) the

         Lender Parties and (iii) the Hedge Banks and (b) for purposes of the Foreign Guaranty, the Specified Intercompany Notes, the Administrative Agency Agreement, the Security Agreement (solely with respect to the Foreign Subsidiaries party thereto and their Obligations thereunder) and the Foreign Security Documents, and any amendment, supplement or modification thereof, the Administrative Agent; PROVIDED, HOWEVER, that solely for purposes of the granting of Liens by the Foreign Guarantors to the Administrative Agent for the benefit of the Sub Borrower as required by Section 5.02(b)(ii)(A) and the administrative agency appointment by the Sub Borrower pursuant to the Administrative Agency Agreement, the term "Secured Parties" shall include the Sub Borrower; PROVIDED FURTHER, HOWEVER, that notwithstanding the immediately preceding proviso, the Sub Borrower shall have no voting or other rights or remedies as a Secured Party under the Loan Documents.

                  "SECURITY AGREEMENT" has the meaning specified in Section 3.01(m)(x).

                  "SENIOR NOTES" has the meaning specified in the Preliminary Statements.

                  "SENIOR NOTES INDENTURE" means the Indenture dated as of April 30, 1998, between the Parent Borrower, as issuer, and United States Trust Company of New York, as trustee, pursuant to which the Senior Notes were issued, as supplemented by the First Supplemental Indenture, dated as of September 30, 1998, and as such Indenture may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "SHARE EXCHANGE" has the meaning specified in the Preliminary Statements.

                  "SHARE EXCHANGE AND TERMINATION AGREEMENT" means the Share Exchange and Termination Agreement dated as of December 18, 1997 among the Parent Borrower, IXnet and certain other parties thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPECIFIED INTERCOMPANY NOTE" means a promissory note of a Specified Subsidiary payable to the order of the Sub Borrower, in substantially the form of Exhibit I-1 hereto, evidencing the aggregate intercompany indebtedness of such Specified Subsidiary to the Sub Borrower, as amended, supplemented or otherwise modified from time to time.

                  "SPECIFIED SUBSIDIARIES" means each of the Foreign Subsidiaries listed on Schedule V hereto.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "STOCK OPTION PLAN" means the Holdings Stock Option Plan, a copy of which has been furnished to the Lender Parties prior to the Effective Date, as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                  "SUB BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "SUBORDINATED DEBT" means any Debt of either Borrower that is subordinated to the Obligations of such Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUPERMAJORITY LENDERS" means, at any time, Lenders owed or holding at least 70% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least 70% of the aggregate of the Term Loan Commitments and Working Capital Commitments; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Supermajority Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the aggregate Term Loan Commitments and Unused Working Capital Commitments of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

                  "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "TAX CERTIFICATE" has the meaning specified in Section
         5.03(o).

                  "TAXES" has the meaning specified in Section 2.12(a).

                  "TERM LOAN ADVANCE" has the meaning specified in Section 2.01(c).

                  "TERM LOAN COMMITMENT" means, with respect to any Term Loan Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term Loan Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TERM LOAN FACILITY" means, at any time, the aggregate amount of the Term Loan Lenders' Term Loan Commitments at such time.

                  "TERM LOAN LENDER" means any Lender that has a Term Loan Commitment or has made a Term Loan Advance.

                  "TERM LOAN NOTE" means a promissory note of the Parent Borrower payable to the order of any Term Loan Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Parent Borrower to such Term Loan Lender resulting from the Term Loan Advances made by such Term Loan Lender, as amended, supplemented or otherwise modified from time to time.

                  "TERMINATION DATE" means the earlier of April 30, 2003 and the date of termination in whole of the Letter of Credit Commitment and the Working Capital Commitments pursuant to Section 2.05 or 6.01.

                  "TIME OF ASSIGNMENT" has the meaning specified in Section 2.16(a).

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Parent Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender (in its capacity as a Working Capital Lender) and outstanding at such time PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank or any L/C Issuer pursuant to Section 2.03(c) and outstanding at such time.

                  "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WHOLLY-OWNED SUBSIDIARY" or "WHOLLY-OWNED SUBSIDIARY"of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 100% of (a) the issued and outstanding capital stock of such corporation, (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Wholly-Owned Subsidiaries or by one or more of such Person's other Wholly-Owned Subsidiaries. Notwithstanding the foregoing, IXnet Holdings (and all Wholly-Owned Subsidiaries of IXnet Holdings) shall be deemed to be Wholly-Owned Subsidiaries of Holdings and the Parent Borrower so long as the Parent Borrower owns at least 80% (or 68% after giving effect to the exercise of all options issued to officers, directors, consultants and employees of IXnet Holdings pursuant to its stock option plan; PROVIDED, THAT, all of the provisions of clause (iii)(D) of Section 5.02(g) are satisfied) of the outstanding Voting Stock of IXnet Holdings.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.01(a).

                  "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

                  "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment.

                  "WORKING CAPITAL NOTE" means a promissory note of either Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-2 hereto, or an amended and restated promissory note of either Borrower payable to the order of any Working Capital Lender which was also a Prior Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of such Borrower to such Working Capital Lender resulting from the Working Capital Advances made by such Working Capital Lender, as amended, supplemented or otherwise modified from time to time.

                  "YEAR 2000 COMPLIANT" means the ability of the software and other processing capabilities of Holdings, the Parent Borrower and its Subsidiaries correctly to interpret and manipulate all data, in whatever form, including printed form, screen displays, financial records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

                  SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. THE ADVANCES AND LETTERS OF CREDIT. (a) THE WORKING CAPITAL ADVANCES. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "WORKING CAPITAL ADVANCE") to either Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed (i) in the case of the Parent Borrower, the lesser of (x) such Lender's Unused Working Capital Commitment at such time and (y) such Lender's Pro Rata Share of the Loan Value of the applicable Eligible Collateral at such time, and (ii) in the case of the Sub Borrower, the lesser of (x) such Lender's Unused Working Capital Commitment at such time and (y) such Lender's Pro Rata Share of the Loan Value of the applicable Eligible Collateral at such time. Each Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall consist of Working Capital Advances made simultaneously by the Lenders ratably according to their Working Capital Commitments. Within the limits of each Lender's Unused Working Capital Commitment in effect from time to time, the Borrowers may borrow under this Section 2.01(a), prepay pursuant to
Section 2.06(a)(i) and reborrow under this Section 2.01(a). Notwithstanding the foregoing, no Working Capital Lender shall be obligated to make a Working Capital Advance and no Working Capital Advance shall be made if the sum of all Working Capital Advances to be made by all Lenders as part of such Borrowing PLUS the aggregate principal amount of the Advances outstanding at such time PLUS the aggregate Available Amount of all Letters of Credit outstanding at such time would exceed the maximum amount of Indebtedness (as such term is defined in the Senior Notes Indenture) permitted to be incurred under clause (i) of the second paragraph of Section 4.03(a) of the Senior Notes Indenture.

                  (b) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for Parent Borrower's account, or to cause the issuance of letters of credit for Parent Borrower's account by a bank or other legally authorized Person selected by or acceptable to the Issuing Bank in its discretion and reasonably acceptable to the Administrative Agent (each, an "L/C Issuer"), such letters of credit to be guaranteed by the Issuing Bank; PROVIDED, HOWEVER, that, if the L/C Issuer is a Lender, then the Issuing Bank shall not guarantee letters of credit issued by such an L/C Issuer, but rather each Lender shall purchase (or be deemed to have purchased) risk participations in all such letters of credit issued by such an L/C Issuer with the written consent of the Issuing Bank (such letters of credit, whether issued by the Issuing Bank or issued by an L/C Issuer and guaranteed by the Issuing Bank, or issued by an L/C Issuer which is a Lender and in which each Lender shall have purchased or be deemed to have purchased risk participations, the "LETTERS OF CREDIT") from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Unused Working Capital Commitments of the Lenders at such time and (y) the Loan Value of the applicable Eligible Collateral at such time; PROVIDED, FURTHER, that upon request of the Parent Borrower, the Issuing Bank may, in its and the Administrative Agent's sole discretion, issue or cause to be issued, Letters of Credit for Parent Borrower's account denominated in currencies other than United States dollars and otherwise on the terms and conditions set forth herein. No Letter of Credit shall have an expiration date (including all rights of the Parent Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of Standby Letters of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Parent Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(b). Notwithstanding the foregoing, no Letter of Credit shall be issued if the sum of the Available Amount of the Letter of Credit to be issued plus the aggregate principal amount of the Advances outstanding at such time plus the aggregate Available Amount of all Letters of Credit outstanding at such time would exceed the maximum amount of Indebtedness (as such term is defined in the Senior Notes Indenture) permitted to be incurred under clause (i) of the second paragraph of Section 4.03 of the Senior Notes Indenture.

                  (c) THE TERM LOAN ADVANCES. Each Term Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM LOAN Advance") to the Parent Borrower on the Effective Date in an aggregate amount not to exceed such Lender's Term Loan Commitment at such time. The Borrowing under the Term Loan Facility shall consist of Term Loan Advances made simultaneously by the Term Loan Lenders ratably according to their Term Loan Commitments. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

                  Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, on the Effective Date the proceeds of the Term Loan Advances shall be used by the Parent Borrower to repay the then outstanding Working Capital Advances of the Working Capital Lenders in an amount equal to 100% of such proceeds (without any corresponding reduction in the amount of the Working Capital Facility).

                  SECTION 2.02. MAKING THE ADVANCES. (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York

City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to such Borrower; PROVIDED, HOWEVER, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) of this Section 2.02 to the contrary notwithstanding, (i) neither Borrower may select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10, (ii) the Working Capital Advances may not be outstanding as part of more than 5 separate Borrowings and (iii) the Term Loan Advances may not be outstanding as part of more than 4 separate Borrowings.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower giving such Notice of Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such

Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued (other than Letters of Credit denominated in currencies other than United States dollars, which may be issued or caused to be issued in the sole discretion of the Issuing Bank and the Administrative Agent and which the Issuing Bank or the Administrative Agent may refuse to issue or cause to be issued for any reason whatsoever) upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Parent Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested
(A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit and, in the case of a Letter of Credit to be denominated in a currency other than United States dollars, the amount of such Letter of Credit in such other currency, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank or the L/C Issuer, as the case may be, may specify to the Parent Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank or the L/C Issuer, as the case may be, in its sole discretion and (y) the Issuing Bank has not received notice from the Administrative Agent or the Required Lenders that the conditions to issuing such Letter of Credit have not been satisfied or duly waived, the Issuing Bank or the L/C Issuer, as the case may be, shall, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Parent Borrower at its office referred to in
Section 8.02 or as otherwise agreed with the Parent Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. At the Parent Borrower's request, the Issuing Bank or the L/C Issuer, as the case may be, shall provide the Parent Borrower with a copy of the form of Letter of Credit to be issued for the Parent Borrower's review and approval prior to issuance.

                  (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit issued by the Issuing Bank, or the payment by the Issuing Bank of any amount to an L/C Issuer in respect of any guaranty made by the Issuing Bank of a Letter of Credit issued by such L/C Issuer, or the payment by an L/C Issuer, which is also a Lender, of a draft drawn under any Letter of Credit issued by such L/C Issuer, shall each constitute for all purposes of this Agreement the making by the Issuing Bank or such L/C Issuer, as the case may be, of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such payment. Upon written demand by the Issuing Bank, or L/C Issuer (in the case of an L/C Issuer which is also a Lender), with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank or such L/C Issuer, as the case may be, and the Issuing Bank or such L/C Issuer, as the case may be, shall sell and assign to each such Working Capital Lender, such Working Capital Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank or such L/C Issuer, as the case may be, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Working Capital Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank, or L/C Issuer (in the case of an L/C Issuer which is also a Lender), as the case may be. The Parent Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, or L/C Issuer (in the case of an L/C Issuer which is also a Lender), as the case may be; PROVIDED, that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank, or L/C Issuer (in the case of an L/C Issuer which is also a Lender), as the case may be, to any Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank, or such L/C Issuer, as the case may be, represents and warrants to such Lender that the Issuing Bank, or such L/C Issuer, as the case may be, is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank, or L/C Issuer (in the case of an L/C Issuer which is also a Lender), as the case may be, until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, or such L/C Issuer, as applicable. If such Working Capital Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank, or L/C Issuer (in the case of an L/C Issuer which is also a Lender), as the case may be, on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank, or such L/C Issuer, as the case may be, shall be reduced by such amount on such Business Day.

                  (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Working Capital Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Working Capital Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Working Capital Lender shall be responsible for the failure of any other Working Capital Lender to make the Letter of Credit Advance to be made by such other Working Capital Lender on such date.

                  SECTION 2.04. REPAYMENT OF ADVANCES. (a) WORKING CAPITAL ADVANCES. Each Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding and owing by such Borrower.

                  (b) LETTER OF CREDIT ADVANCES. (i) The Parent Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Parent Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Parent Borrower is without prejudice to, and does not constitute a waiver of, any rights that the Parent Borrower might have or might acquire as a result of the payment by the Issuing Bank or L/C Issuer of any draft or the reimbursement by the Parent Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit, any guaranty by the Issuing Bank with respect to any

         Letter of Credit issued by an L/C Issuer or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Parent Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, setoff, defense or other right that the Parent Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the L/C Issuer or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit or guaranty thereof proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank or any L/C Issuer under a Letter of Credit or guaranty thereof against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or guaranty thereof;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Domestic Guaranty or any other guarantee, for all or any of the Obligations of the Parent Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent Borrower or a Domestic Guarantor or any other guarantor.

                  (c) TERM LOAN ADVANCES. (i) The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Term Loan Lenders the aggregate outstanding principal amount of the Term Loan Advances to the Parent Borrower on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                  Date                                        Amount
                  ----                                        ------

                  September 30, 1999                          $1,300,000
                  December 31, 1999                           $1,300,000
                  March 31, 2000                              $1,300,000
                  June 30, 2000                               $1,300,000
                  September 30, 2000                          $1,300,000
                  December 31, 2000                           $1,300,000
                  March 31, 2001                              $1,300,000
                  June 30, 2001                               $1,300,000
                  September 30, 2001                          $1,300,000
                  December 31, 2001                           $1,300,000
                  March 31, 2002                              $1,300,000
                  June 30, 2002                               $1,300,000
                  September 30, 2002                          $1,300,000
                  December 31, 2002                           $1,300,000
                  March 31, 2003                              $1,300,000
                  April 30, 2003                              $   500,000

PROVIDED, HOWEVER, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term Loan Advances outstanding on such date.

                  SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. On and after the date that all Term Loan Advances shall have been repaid in full, the Parent Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility or a Commitment (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) shall be made ratably among the Working Capital Lenders in accordance with their Commitments with respect to such Facility or such Commitments; and PROVIDED, FURTHER, THAT, in no event shall the Working Capital Facility be reduced below $30,000,000 without the prior consent of the Administrative Agent and the Required Lenders, unless it is repaid and terminated in full.

                  (b) MANDATORY. (i) On and after the date that all Term Loan Advances shall have been repaid in full, the Working Capital Facility shall be automatically and permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) in an amount equal to the applicable Reduction Amount; PROVIDED that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments; PROVIDED FURTHER, HOWEVER, that, notwithstanding the foregoing and Section 2.06(b)(v), in no event shall the Working Capital Facility be reduced, pursuant to this Section 2.05(b)(i), to less than $30,000,000.

                  (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                  (iii) The Term Loan Commitments of the Term Loan Lenders shall automatically and permanently terminate and shall be of no further force and effect on the Effective Date after the Borrowing under the Term Loan Facility has been made by the Term Loan Lenders.

                  SECTION 2.06. PREPAYMENTS. (a) OPTIONAL. (i) Either Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the then outstanding aggregate principal amount of the Letter of Credit Advances or prepay the then outstanding aggregate principal amount of the Working Capital Advances (but not permanently reduce the Working Capital Facility) comprising part of the same Borrowing and owing by such Borrower in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and (y) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor.

                  (ii) Either Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, permanently prepay the outstanding aggregate principal amount of the Advances owing by such Borrower, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and (y) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor. Each permanent prepayment made by a Borrower pursuant to this Section 2.06(a)(ii) shall be applied to the Facilities made available to such Borrower in the following manner: FIRST, to the Term Loan Advances then owing by such Borrower under the Term Loan Facility, for application to the then unpaid installments of principal on such Term Loan Advances in inverse order of maturity, SECOND, in the case of the Parent Borrower, but not of the Sub Borrower, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, THIRD, to the Working Capital Advances then owing by such Borrower under the Working Capital Facility until such Working Capital Advances are repaid in full (and contemporaneously therewith the Working Capital Facility shall be automatically permanently reduced by the amount of such permanent prepayment), and FOURTH, in the case of the Parent Borrower, but not of the Sub Borrower, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of Letters of Credit then outstanding.

                  (b) MANDATORY. (i) The Parent Borrower shall, on the date of receipt (or such later date as may be specified in Section 5.02(e) or (g)) of the Net Cash Proceeds by any Loan Party or any of their respective Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of their respective Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii) or (v) of Section 5.02(e) or, to the extent no prepayment is required under such clause, clause (iv) of Section 5.02(e)),
(B) the incurrence or issuance by any Loan Party or any of their respective Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), and (C) the sale or issuance by any Loan Party or any of their respective Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest (other than any such sale or issuance permitted under Section 5.02(g) (other than pursuant to subclause
(iii)(C) thereof, except to the extent no prepayment is required under such subclause)), prepay an aggregate principal amount of the then outstanding Advances in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied to the Facilities as set forth in clause (v)(A) of this Section 2.06(b).

                  (ii) (A) The Sub Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances owing by the Sub Borrower and comprising part of the same Borrowings in an amount equal to the amount by which (x) the sum of the aggregate principal amount of the Working Capital Advances owing by the Sub Borrower then outstanding exceeds (y) the lesser of the Working Capital Facility and the Loan Value of the applicable Eligible Collateral on such Business Day.

                           (B) The Parent Borrower shall, on each Business Day,
prepay an aggregate principal amount of the Working Capital Advances owing by the Parent Borrower and comprising part of the same Borrowings and the Letter of Credit Advances and deposit in the L/C Cash Collateral Account an amount equal to the amount, in the aggregate, by which (x) the sum of the aggregate principal amount of (I) the Working Capital Advances owing by the Parent Borrower and (II) the Letter of Credit Advances then outstanding PLUS the aggregate Available Amount of all Letters of Credit then outstanding exceeds (y) the lesser of the Working Capital Facility and the Loan Value of the applicable Eligible Collateral on such Business Day.

                  (iii) The Parent Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (iv) The Borrowers, jointly and severally, shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances owing by the Borrowers and comprising part of the same Borrowings in an amount equal to the amount by which (x) the sum of (I) the aggregate principal amount of all Advances outstanding at such time PLUS (II) the aggregate Available Amount of all Letters of Credit outstanding at such time exceeds (y) the maximum amount of Indebtedness (as such term is defined in the Senior Notes Indenture) permitted to be incurred at such time under clause (i) of the second paragraph of Section 4.03(a) of the Senior Notes Indenture.

                  (v) (A) Prepayments made pursuant to clause (i) of this
Section 2.06(b) shall be FIRST applied to prepay the Term Loan Advances in inverse order of maturity until such Advances are paid in full, SECOND applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, THIRD applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and FOURTH deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility, the amount remaining (if any) after the prepayment in full of the Working Capital Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Parent Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(i). Upon the drawing of any Letter of Credit, or the payment by the Issuing Bank of any amount in respect of any guaranty made by the Issuing Bank of a Letter of Credit issued by an L/C Issuer, in each instance for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank, the L/C Issuer (in the case of an L/C Issuer which is also a Lender) or the Lenders, as applicable.

                           (B) Prepayments made pursuant to clauses (ii)(A) and
(B) of this Section 2.06(b) shall be FIRST applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, SECOND applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and THIRD deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility, the amount remaining (if any) after the prepayment in full of the Working Capital Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding may be retained by the Parent Borrower. Upon the drawing of any Letter of Credit, or the payment by the Issuing Bank of any amount in respect of any guaranty made by the Issuing Bank of a Letter of Credit issued by an L/C Issuer, in each instance for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank, the L/C Issuer (in the case of an L/C Issuer which is also a Lender) or the Lenders, as applicable.

                  (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.07. INTEREST. (a) SCHEDULED INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing by such Borrower to each applicable Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from
         time to time PLUS (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) of this
Section 2.07 and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) of this Section 2.07 and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) of this Section 2.07, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) of this Section 2.07.

                  (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower giving such Notice of Borrowing and each Term Loan Lender or Working Capital Lender, as applicable, of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or 2.07(a)(ii).

                  SECTION 2.08. FEES. (a) COMMITMENT FEE. The Parent Borrower shall pay to the Administrative Agent for the account of the Working Capital Lenders a commitment fee, from the date hereof in the case of each Working Capital Lender on the date hereof and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Working Capital Lender in the case of each other Working Capital Lender, until the Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1999, and on the Termination Date, at the rate of 0.50% per annum on the daily aggregate Unused Working Capital Commitment of such Lender; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Parent Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Parent Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) LETTER OF CREDIT FEES, ETC. (i) The Parent Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1999, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Letter of Credit Fee Rate in effect from time to time.

                  (ii) The Parent Borrower shall pay to the Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit in an amount equal to 0.25% per annum of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Parent Borrower and the Issuing Bank (after consultation with the L/C Issuer, in the event that the L/C Issuer is the issuer of the Letter of Credit) shall agree.

                  (c) AGENTS' FEES. The Parent Borrower shall pay to GE Capital, as Administrative Agent and Collateral Agent, for its own account the fees described in the Administrative and Collateral Agent's Fee Letter.

                  SECTION 2.09. CONVERSION OF ADVANCES. (a) OPTIONAL. Either Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing and owing by such Borrower into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Term Loan Lenders or Working Capital Lenders, as the case may be, in accordance with their then outstanding Term Loan Advances or Working Capital Commitments, as the case may be. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice of Conversion.

                  (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000 such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent shall forthwith so notify such Borrower and the applicable Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or of guaranteeing or of purchasing a risk participation in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then each Borrower hereby jointly and severally agrees from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), to pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or guaranty or purchase a risk participation in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance or guaranty of or purchase of risk participations in the Letters of Credit, (or similar contingent obligations), then each



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                                      -51-

Borrower hereby jointly and severally agrees, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), to pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or guaranty or purchase a risk participation in Letters of Credit hereunder or to the issuance or maintenance or guaranty of or purchase or risk participations in any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. Each Lender Party shall use its reasonable efforts to notify the Borrowers as to the existence of any change of circumstance described in this
Section 2.10(b) as promptly as practicable after gaining knowledge thereof, but the failure to give notice required hereby shall not affect the right of any Lender Party to any payment to which it would otherwise be entitled hereunder.

                  (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to each Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance shall automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

                  (e) Any Lender Party claiming any additional amounts payable pursuant to clause (a), (b) or (c) of this Section 2.10 agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased costs or additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  SECTION 2.11. PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment hereunder and under the Notes issued by such Borrower, irrespective of any right of counterclaim or setoff (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent shall promptly thereafter cause like funds to be distributed (i) if such payment by either Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes issued by such Borrower to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to the applicable Lender Parties and
(ii) if such payment by either Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note issued by such Borrower and held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender Party any amount so due.

                  (c) The computation of interest on Base Rate Advances using an interest rate determined pursuant to clause (a) of the definition of "Base Rate" and the computation of the fees payable pursuant to Section 2.08(a) shall each be made by the Administrative Agent on the basis of a year of 365 days or 366 days, as the case may be, in each case for the actual number of days (including the first but excluding the last day) occurring in the period for which such interest or commissions are payable. All other computations of interest, fees and commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.12. TAXES. (a) Any and all payments by either Borrower hereunder or under the Notes issued by such Borrower shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender Party and each Agent, taxes that are imposed on its net income by the United States and taxes that are imposed on its net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If either Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any
Note issued by such Borrower to any Lender Party or any Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make all such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes issued by such Borrower or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes issued by such Borrower (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrowers shall jointly and severally indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this

Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the applicable Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by either Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and such Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender that has certified in writing to the Administrative Agent and such Borrower that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue
Code) form W-8 (and, if such Lender delivers a form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes issued by such Borrower or, in the case of a Lender providing a form W-8, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVER, that, if, at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. For purposes of this subsection (e) and subsection (f) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (f) For any period with respect to which a Lender Party has failed to provide the applicable Borrower with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law enacted or promulgated after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) of this Section 2.12), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) In the event that a Lender Party determines in its reasonable discretion, that it has actually and finally realized a refund of or credit for taxes withheld or paid pursuant to this Section 2.12, which credit or refund is identifiable by such Lender Party as being a result of taxes withheld in connection with sums payable hereunder or under any other Loan Document, such Lender Party shall promptly notify the Administrative Agent and the Parent Borrower and shall remit to the Parent Borrower or the Sub Borrower, as applicable, the amount of such refund or credit allocable to payments made hereunder or under the other Loan Documents; PROVIDED, HOWEVER, that in the event of any subsequent disallowance of any such refund or credit on account of which such Lender Party has made a payment pursuant to this subsection (g), the amount so disallowed shall be deemed to be a Tax (notwithstanding any exclusions in the definition of "Taxes") for which such Lender Party shall be entitled to indemnification under subsection (c) of this Section 2.12, but only to the extent of any payment by such Lender Party pursuant to this subsection (g).

                  SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.14. USE OF PROCEEDS. The proceeds of the Advances and issuances of Letters of Credit to the Parent Borrower shall be available (and the Parent Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance ongoing working capital requirements and for other general corporate purposes, including, without limitation, Non-hostile Acquisitions, of the Parent Borrower and its Subsidiaries. The proceeds of the Advances to the Sub Borrower shall be available (and the Sub Borrower agrees that it shall use such proceeds) solely to be lent to the Specified Subsidiaries and to be used by the Specified Subsidiaries solely to finance ongoing working capital requirements and for other general corporate purposes of the Specified Subsidiaries, including, without limitation, Non-hostile Acquisitions.

                  SECTION 2.15. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to either Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its Obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date and under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of setoff pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Lender that is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) either Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of the Collateral Agent or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to the Collateral Agent or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, the Collateral Agent and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, the Collateral Agent and the other Lender Parties, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent;

                  (ii) SECOND, to the Collateral Agent for any Defaulted Amounts then owing to the Collateral Agent; and

                  (iii) THIRD, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by such Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) either Borrower, either Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower, such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection
(c) shall be deposited by the Administrative Agent in an account with Bankers Trust Company, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bankers Trust Company's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent, the Collateral Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) SECOND, to the Collateral Agent for any amount then due and payable by such Defaulting Lender to the Collateral Agent hereunder;

                  (iii) THIRD, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) FOURTH, to the applicable Borrower for any Advance then required to be made to such Borrower by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent, the Collateral

Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS UNDER EXISTING CREDIT AGREEMENT. (a) Each Prior Lender and each Working Capital Lender hereby agrees (subject, in the case of each Prior Lender, to receipt of any and all payments required under Section 2.16 (g)) that prior to (and subject to the condition subsequent of) the occurrence of the Effective Date (such prior moment, the "TIME OF ASSIGNMENT"), each Prior Lender hereby sells and assigns, without recourse except as to the representation and warranty made by such Prior Lender in Section 2.16(d)(i) below, to each Working Capital Lender, and each Working Capital Lender hereby purchases and assumes from each Prior Lender, an interest in and to all of such Prior Lender's rights and obligations under the Existing Credit Agreement at the Time of Assignment, pro rata for each Working Capital Lender in accordance with the percentage of the Working Capital Facility hereunder represented by such Lender's Working Capital Commitment. Upon the occurrence of the Effective Date, (i) the principal amount of the Working Capital Advances assumed by each Working Capital Lender shall continue to constitute Working Capital Advances made by such Working Capital Lender hereunder and (ii) the Working Capital Commitment assumed by each Working Capital Lender shall be reconstituted as, and restated to be, the Working Capital Commitment of such Working Capital Lender hereunder.

                  (b) As consideration for the assignment and sale contemplated by Section 2.16(a), each Working Capital Lender shall pay to the Administrative Agent, for the account of the Prior Lenders, an amount equal to the Working Capital Advances assigned to and assumed by such Working Capital Lender (net of the amount, if any, to be received hereunder by such Working Capital Lender in its capacity as a Prior Lender) in immediately available funds by no later than 11:00 a.m. (New York time) on the Effective Date. Upon receipt of such funds from the Working Capital Lenders, the Administrative Agent shall promptly pay the amount that each Prior Lender is entitled to receive from the Working Capital Lenders to such Prior Lender in immediately available funds. It is understood and agreed that commitment fees and all other fees and interest accrued under the Existing Credit Agreement to the Effective Date are for the account of the Prior Lenders and such fees and interest accruing under this Agreement from and including the Effective Date are for the account of the Working Capital Lenders. Each Prior Lender and each Working Capital Lender hereby agrees that if it receives any amount under the Existing Credit Agreement or hereunder which is for the account of another party, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly return the same to the Administrative Agent for distribution to such other party.

                  (c) The Administrative Agent hereby waives the processing fees referred to in Section 8.07(a) of the Existing Credit Agreement that would otherwise be payable in connection with the assignments made pursuant to this Section 2.16.

                  (d) Each Prior Lender (i) hereby represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or adverse claim;
(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement, this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, the Existing Credit Agreement, this Agreement or any other Loan Document or any other agreement, instrument or document furnished pursuant hereto or thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or any other Loan Party or the performance or observance by either Borrower or any other Loan Party of any of its obligations under or in respect of the Existing Credit Agreement, this Agreement or any other Loan Document or any other agreement, instrument or document furnished pursuant hereto or thereto.

                  (e) Each Working Capital Lender that is not a Prior Lender confirms (solely for the benefit of the Prior Lenders and the Agents) that it has received a copy of the Existing Credit Agreement, together with such other Loan Documents, other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

                  (f) From and after the Time of Assignment, each Prior Lender shall relinquish its rights and be released from its obligations under the Existing Credit Agreement (as distinct from those rights and obligations that it acquires by virtue of being a Working Capital Lender under this Agreement). Notwithstanding the foregoing, the obligations of the Borrowers to each Prior Lender contained in Sections 2.10, 2.12 and 8.04 of the Existing Credit Agreement and Section 2.16(g) hereunder shall survive the occurrence of the Time of Assignment, but only as they relate to the period when such Prior Lender was, or to such Prior Lender's status as, a Lender under the Existing Credit Agreement.

                  (g) By its execution hereof, each Borrower agrees that on the Effective Date it shall pay to each Prior Lender all interest, commitment fees and other fees and any expenses that are accrued but unpaid to the Effective Date and payable to such Prior Lender by such Borrower at any time under the terms of the Existing Credit Agreement. In addition to the foregoing, each Borrower agrees that, to the extent (i) any Prior Lender's Eurodollar Rate Advances under the Existing Credit Agreement exceed the Working Capital Advances assumed by such Prior Lender as a Working Capital Lender hereunder and (ii) the Effective Date is not the last day of the Interest Period applicable to such Eurodollar Rate Advances, such Borrower shall, upon demand by such Prior Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Prior Lender any amounts required to compensate such Prior Lender for any losses, costs or expenses that it may incur as a result of the assignments made pursuant to this Section 2.16, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Prior Lender to fund or maintain any and all such Eurodollar Rate Advances under the Existing Credit Agreement.

                  (h) From and after the Effective Date, the Administrative Agent shall make all payments under this Agreement in respect of the interests assigned pursuant to this Section 2.16 (including, without limitation, all payments of principal, interest, commitment fees and other fees with respect thereto) to each Working Capital Lender, as appropriate.

                  SECTION 2.17. AMENDMENT AND RESTATEMENT. This Agreement amends and restates in its entirety the Existing Credit Agreement and upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall, subject to this Section 2.17, be superseded hereby. All references to the "Credit Agreement" contained in the Loan Documents delivered in connection with the Existing Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligations of the Borrowers and the other Loan Parties outstanding under the Existing Credit Agreement and the other Loan Documents as of the Effective Date shall remain outstanding and shall constitute continuing Obligations as set forth in
Section 2.16(a) and shall continue as such to be secured by the Collateral. Such Obligations shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations. The Liens securing payment of the Obligations under the Existing Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Obligations.


                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVE DATE. Notwithstanding the execution and delivery of this Agreement by all parties hereto, the Existing Credit Agreement shall remain in full force and effect and shall not be amended and restated hereby unless and until the Effective Date occurs. The effectiveness of the amendment and restatement of the Existing Credit Agreement to be effected by this Agreement, and the obligation of each Term Loan Lender to make the Term Loan Advances, and of the Working Capital Lenders to make any Working Capital Advances, on the Effective Date, shall occur on the Effective Date and shall be subject to the conditions precedent (each to be satisfied in form and substance satisfactory to the Administrative Agent) that:

                  (a) The Reorganization, including all of the terms and conditions thereof, shall have been duly approved by the board of directors of the Parent Borrower and duly approved (if required by applicable law) by the Board of Directors and the shareholders of all other parties thereto or affected thereby, and all Reorganization Documents shall have been duly executed and delivered by the Parent Borrower and the other parties thereto and shall be in full force and effect. The representations and warranties set forth in the Reorganization Documents shall be true and correct in all material respects as if made on and as of the Effective Date, except to the extent that such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (b) The Reorganization shall have been consummated on and as of May 21, 1999 strictly in accordance with the terms of the Reorganization Documents and all applicable laws, rules and regulations. On and as of the Effective Date, the Reorganization shall remain consummated and in full force and effect and shall not be the subject of any attack, other complaint or question by the stockholders of Holdings, the Parent Borrower or any other Loan Party, the SEC (or any similar state or foreign governmental agency or body) or any other Person (whether domestic or foreign).

                  (c) The Parent Borrower Charter Amendment shall have been duly approved by the board of directors and stockholders of both Holdings and the Parent Borrower and all Parent Borrower Charter Amendment Documents shall have been duly adopted or executed and delivered, as applicable, by all relevant Persons and shall be in full force and effect. The representations and warranties set forth in the Parent Borrower Charter Amendment Documents shall be true and correct in all material respects as if made on and as of the Effective Date, except to the extent that such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (d) The Parent Borrower Charter Amendment shall have been effectuated and all necessary filings and other actions in connection therewith under the DGCL and all other applicable laws, rules and regulations shall have been made or taken, as the case may be. On and as of the Effective Date, the Parent Borrower Charter shall include the Parent Borrower Charter Amendment and otherwise shall be in form and substance identical to Exhibit F hereto. None of the foregoing shall be the subject of any attack, other complaint or question by the stockholders of Holdings, the Parent Borrower or any other Loan Party, the SEC or any other Person (whether domestic or foreign).

                  (e) Holdings and the Parent Borrower shall have effectuated their worldwide corporate reorganization on the terms previously described to the Agents and Lenders (the "CORPORATE REORGANIZATION") and the corporate structure of Holdings, the Parent Borrower and its Subsidiaries shall be precisely as set forth in Exhibit K hereto. The Corporate Reorganization shall have been effectuated pursuant to agreements, instruments and other documentation in form and substance satisfactory to the Administrative Agent (the "CORPORATE REORGANIZATION DOCUMENTS") and in compliance with all applicable domestic and foreign laws, rules and regulations and other legal requirements. The Corporate Reorganization shall not be the subject of any attack, other complaint or question by the stockholders of Holdings, the Parent Borrower or any other Loan Party, the SEC (or any similar state or foreign governmental agency or body) or any other Person (whether domestic or foreign).

                  (f) The Administrative Agent, the Collateral Agent and the Lender Parties shall be satisfied with the corporate and legal structure, ownership and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter (including, without limitation, the Parent Borrower Charter, as amended by the Parent Borrower Charter Amendment), bylaws and other governing documents, and each class of capital stock, of each Loan Party and each such Subsidiary and of each agreement, instrument or other document relating to such structure, ownership or capitalization.

                  (g) There shall have occurred no Material Adverse Change since September 30, 1998.

                  (h) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the best of Holdings' or either Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Reorganization, the Parent Borrower Charter Amendment, the Corporate Reorganization, the Effective Date Transactions, any Loan Document or any Related Document.

                  (i) Nothing shall have come to the attention of the Administrative Agent, the Collateral Agent or the Lender Parties to lead them to believe (i) that the information relating to the Loan Parties furnished to the Administrative Agent, the Collateral Agent or the Lender Parties prior to the Effective Date was or has become misleading, incorrect or incomplete in any material respect, (ii) that any Loan Party or any of its Subsidiaries would not have good and marketable title to all material assets of such Loan Party and its Subsidiaries reflected in the information relating to the Loan Parties furnished to the Administrative Agent, the Collateral Agent or the Lender Parties prior to the Effective Date or (iii) that the Reorganization, the Parent Borrower Charter Amendment, the Corporate Reorganization or the Effective Date Transactions, will, individually or in the aggregate, have a Material Adverse Effect; without limiting the generality of the foregoing, the Administrative Agent, the Collateral Agent and the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have requested.

                  (j) All accrued costs, fees and expenses of the Agents and the Lender Parties to the extent due shall have been paid (including the accrued costs, fees and expenses of counsel (including local and foreign counsel) to the Agents).

                  (k) The Administrative Agent, the Collateral Agent and the Lender Parties shall be satisfied that (i) all requisite governmental and other third party licenses, permits, approvals and consents necessary in connection with and for the consummation of the Reorganization, the Parent Borrower Charter Amendment, the Corporate Reorganization and the Effective Date Transactions, shall have been obtained (without the imposition of any conditions that are not acceptable to the Administrative Agent, the Collateral Agent and the Lender Parties) and remain in effect, and all applicable appeal periods and all applicable waiting periods, if any, in connection with any of the Reorganization, the Parent Borrower Charter Amendment, the Corporate Reorganization or the Effective Date Transactions shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Administrative Agent, the Collateral Agent or the Lender Parties, in each case, that restrains, prevents or imposes adverse conditions upon the consummation of any of the Reorganization, the Parent Borrower Charter Amendment, the Corporate Reorganization and the Effective Date Transactions or the rights of the Loan Parties or their Subsidiaries freely to the transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them and (ii) the Effective Date Transactions shall be in full compliance with all legal and regulatory requirements, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  (l) Lenders, other than GE Capital, shall have committed to provide, on terms acceptable to GE Capital, Commitments equal to at least $40,000,000, comprised of Term Loan Commitments equal to at least $12,307,693 and Working Capital Commitments equal to at least $27,692,307.

                  (m) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent, the Collateral Agent and the Lender Parties, unless otherwise specified, and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) Certified copies of (A) the resolutions of the
                  Board of Directors (or persons performing similar functions) of each Loan Party that is a party thereto approving the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment, the Effective Date Transactions, each Loan Document and, to the extent that a certified copy of such resolutions has not been previously delivered, each Related Document to which it is or is to be a party, (B) the resolutions and other corporate actions of the stockholders of Holdings and the Parent Borrower approving the Parent Borrower Charter Amendment, as applicable and (C) all documents evidencing other necessary or desirable corporate action and governmental and other third party approvals and consents with respect to the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment and the Effective Date Transactions, each Loan Document and each Related Document to which it is or is to be a party.

                           (iii) A copy of a certificate of the Secretary of
                  State or other appropriate domestic or foreign governmental official of the jurisdiction of incorporation of each

                  Loan Party other than the Hong Kong Subsidiaries, dated reasonably near the Effective Date, certifying, where applicable, (A) as to a true and correct copy of the charter or other constitutive document of such Loan Party and each amendment thereto on file in that office and (B) that (1) such amendments are the only amendments to such Loan Party's charter or other constitutive document on file in that office,
                  (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation.

                           (iv) A copy of a certificate of the Hong Kong
                  Registrar of Companies dated reasonably near the Effective Date, certifying that each of the Hong Kong Subsidiaries is presently on the Register.

                           (v) A copy of a certificate of the Secretary of State
                  or other appropriate domestic or foreign governmental official in all jurisdictions in which any Loan Party is qualified to do business as a foreign corporation, in each case, dated reasonably near the Effective Date, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State or other jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

                           (vi) Certified copies of a certificate of merger or
                  other confirmation from the Secretary of State of the State of Delaware satisfactory to the Administrative Agent, the Collateral Agent and the Lender Parties of the consummation and effectiveness of the Reorganization and that the Reorganization remains consummated and effective on and as of the Effective Date.

                           (vii) Certified copies of a certificate of amendment
                  or other confirmation from the Secretary of State of the State of Delaware satisfactory to the Administrative Agent, the Collateral Agent and the Lender Parties of the ratification and effectiveness of the Parent Borrower Charter Amendment and that the Parent Borrower Charter Amendment remains effective on and as of the Effective Date.

                           (viii) A certificate of each Loan Party, signed on
                  behalf of such Loan Party by its Chief Financial Officer or any Vice President or, in the case of any Foreign Subsidiary, a Director and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter or other constituent and governing documents of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(m)(iii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in 3.01(m)(ii) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents, Reorganization Documents, Corporate Reorganization Documents and Parent Borrower Charter Amendment Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, or resulting from the Reorganization, the Parent Borrower Charter Amendment, the Corporate Reorganization or the Effective Date Transactions, that constitutes a Default.

                           (ix) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document and each Related Document (dated on or after May 1, 1999) to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (x) An amended and restated security agreement in
                  substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(o), in each case as amended (including, without limitation, amended and restated), supplemented or otherwise modified from time to time in accordance with its terms, the "SECURITY AGREEMENT"), duly executed by Holdings, each Borrower, each Domestic Guarantor and IPC Canada, together with:

                                    (A) to the extent not already held by the
                           Administrative Agent, certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments, including, without limitation, the Intercompany Notes, evidencing the Pledged Debt referred to therein indorsed in blank,

                                    (B) executed copies of Uniform Commercial
                           Code financing statements, to be filed under the Uniform Commercial Code of all additional jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect, and continue to perfect and protect, the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (C) completed requests for information,
                           dated on or before the Effective Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                                    (D) to the extent not previously delivered
                           to the Administrative Agent, duly executed copies of the Collateral Assignments referred to in the Security Agreement and evidence of the completion of all recordings and filings of or with respect to the Intellectual Property Collateral referred to in the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect, and continue to perfect and protect, the Liens on such Intellectual Property Collateral created thereunder,

                                    (E) evidence of the completion of all other
                           recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect, and continue to perfect and protect, the Liens created thereby,

                                    (F) evidence of the insurance required by
                           the terms of the Security Agreement,

                                    (G) to the extent not previously delivered
                           to the Administrative Agent, copies of the Assigned Agreements referred to in, and set forth on Schedule II to, the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties, and

                                    (H) evidence that all other action that the
                           Administrative Agent may deem necessary or desirable in order to perfect and protect, and continue to perfect and protect, the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, delivering duly executed Local Pledges to the Administrative Agent).

                           (xi) Such debentures, security agreements, pledges,
                  mortgages, assignments, charges, other agreements and documents and any amendments and restatements of or amendments or variations to any of the foregoing (together with all other debentures, security agreements, security agreement supplements, pledges, mortgages, assignments, charges and other agreements and documents delivered by any Foreign Subsidiary pursuant to Section 5.01(o), in each case, as the same may be amended (including, without limitation, amended and restated), supplemented or otherwise modified in accordance with its terms, the "FOREIGN SECURITY DOCUMENTS"), in each case in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may request to secure payment of all Obligations of the Specified Subsidiaries and the other Foreign Guarantors under the Loan Documents, duly executed by the applicable Foreign Guarantor, together with:

                                    (A) an amended and restated administrative
                           agency agreement in substantially the form of Exhibit J hereto (as amended (including, without limitation, amended and restated), supplemented or otherwise modified from time to time in accordance with its terms, the "ADMINISTRATIVE AGENCY

                           AGREEMENT"), duly executed by the Sub Borrower and the Administrative Agent, and

                                    (B) evidence that all actions that may be
                           necessary or, in the reasonable discretion of the Administrative Agent, desirable in order to perfect and protect, and continue to perfect and protect, the first priority liens, security interests, pledges and charges created by the Foreign Security Documents under the laws of the jurisdiction of the applicable Foreign Guarantors have been taken.

                           (xii) An amended and restated guaranty in
                  substantially the form of Exhibit E-1 hereto (together with each other guaranty and guaranty supplement delivered by a Domestic Guarantor pursuant to Section 5.01(o), in each case as amended (including, without limitation, amended and restated), supplemented or otherwise modified from time to time in accordance with its terms, the "DOMESTIC GUARANTY"), duly executed by each Domestic Guarantor, and an amended and restated guaranty in substantially the form of Exhibit E-2 hereto (together with each other guaranty and guaranty supplement delivered by a Foreign Guarantor pursuant to
                  Section 5.01(o), in each case as amended (including, without limitation, amended and restated), supplemented or otherwise modified from time to time in accordance with its terms, the "FOREIGN GUARANTY"), duly executed by each Foreign Guarantor.

                           (xiii) Certified copies of the Reorganization
                  Documents Corporate Reorganization Documents, Parent Borrower Charter Amendment Documents and the No-Action Letter.

                           (xiv) An amendment to the Mortgage, in form and
                  substance satisfactory to the Administrative Agent, along with such agreements, instruments or other documents and evidence of the taking of all other actions that are necessary or desirable in order to maintain the Liens on the property described in the Mortgage securing all of the Obligations.

                           (xv) Such financial, business and other information
                  regarding each Loan Party and each of its Subsidiaries as the Administrative Agent, the Collateral Agent, or the Lender Parties (through the Administrative Agent) shall have requested.

                           (xvi) Certificates, in substantially the form of
                  Exhibit G hereto, attesting to the Solvency of each Loan Party (other than those Loan Parties set forth on Schedule 3.01(m)(xvi) (as to which no such certificates shall be delivered)) on the Effective Date, both before and after giving effect to the Effective Date Transactions, from its chief financial officer or other authorized officer familiar with the financial condition of such Loan Party.

                           (xvii) Evidence of insurance naming the
                  Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Administrative Agent.

                           (xviii) To the extent not previously delivered to the
                  Administrative Agent, certified copies of each employment agreement and other compensation arrangement with each executive officer of each Loan Party and each of its Subsidiaries as the Administrative Agent may request.

                           (xix) To the extent not previously delivered to the
                  Administrative Agent, certified copies of all Material Contracts of each Loan Party and each of its Subsidiaries as the Administrative Agent may request.

                           (xx) A Borrowing Base Certificate dated as of a
                  recent date which is acceptable to the Collateral Agent.

                           (xxi) A favorable opinion of Morgan, Lewis & Bockius
                  LLP, counsel for Holdings, the Borrowers and the other Domestic Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and as to such matters as the Administrative Agent may reasonably request.

                           (xxii) A favorable opinion of Thacher, Proffitt &
                  Wood, counsel for Holdings and the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as to the Parent Borrower Charter Amendment and such other matters as the Administrative Agent may reasonably request.

                           (xxiii) A favorable opinion of Richards, Layton &
                  Finger, special Delaware counsel for Holdings and the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as to the Parent Borrower Charter Amendment and such other matters as the Administrative Agent may reasonably request.

                           (xxiv) A favorable opinion of such local, foreign and
                  special counsel for the Loan Parties as the Administrative may request, all in form and substance reasonably satisfactory to the Administrative Agent and as to such matters as the Administrative Agent may reasonably request.

                  (n) The Administrative Agent shall have received such other certificates, approvals, opinions, agreements, instruments or other documents as the Administrative Agent, the Collateral Agent or any Lender Party (through the Administrative Agent) shall have requested, and all legal matters incident to such Borrowing shall be reasonably satisfactory to the Administrative Agent and its counsel.

                  SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank, an L/C Issuer (in the case of an L/C Issuer which is also a Lender) or a Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the Borrowings made on the Effective
Date), and the obligation of the Issuing Bank or an L/C Issuer to issue a Letter of Credit, and the obligation of the Issuing Bank to guarantee a Letter of Credit issued by an L/C Issuer, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or guarantee:

                  (a) The following statements shall be true and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the applicable Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing or issuance or guarantee such statements are true:

                           (i) the representations and warranties contained in
                  each Loan Document are true and correct on and as of such date, before and after giving effect to such Borrowing or issuance or guarantee and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or guarantee, in which case as of such specific date;

                           (ii) no event has occurred and is continuing, or
                  would result from such Borrowing or issuance or guarantee or from the application of the proceeds therefrom, that constitutes a Default;

                           (iii) (A) in the case of any Working Capital Advance
                  to be made to the Parent Borrower or any issuance or any guarantee of a Letter of Credit for the account of the Parent Borrower, the sum of the Loan Values of the applicable Eligible Collateral exceeds the aggregate principal amount of the Working Capital Advances owing by the Parent Borrower PLUS Letter of Credit Advances to be outstanding PLUS the aggregate Available Amount of all Letters of Credit to be outstanding, in each case after giving effect to such Advance or issuance or guarantee, respectively, and (B) in the case of any Working Capital Advance to be made to the Sub Borrower, the sum of the Loan Values of the applicable Eligible Collateral exceeds the aggregate principal amount of the Working Capital Advances owing by the Sub Borrower after giving effect to such Advance; and

                           (iv) after giving effect to such Borrowing, issuance
                  or guarantee, the Obligations hereunder will not exceed the maximum amount of Indebtedness (as such term is defined in the Senior Notes Indenture) permitted to be incurred under clause
                  (i) of the second paragraph of Section 4.03(a) of the Senior Notes Indenture.

         (b) If, after giving effect to such Borrowing, issuance or guarantee, the sum of (i) the aggregate principal amount of all Advances outstanding at such time PLUS (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time would exceed $55,000,000, the Parent Borrower shall have delivered to the Administrative Agent and Lenders an officer's certificate, signed by its chief financial officer and in form and substance satisfactory to the Administrative Agent, certifying that after giving effect to such Borrowing, issuance or guarantee, the Obligations hereunder will not exceed the maximum amount of Indebtedness (as such term is defined in the Senior Notes Indenture) permitted to be incurred under clause (i) of the second paragraph of Section 4.03(a) of the Senior Notes Indenture, and such certificate shall include, in detail and with specificity, the determination in accordance with such clause of the Senior Notes Indenture of the net book value of accounts receivable and inventory which determination shall evidence to the Administrative Agent and Lenders the then maximum amount of Indebtedness (as such term is defined in the Senior Notes Indenture) permitted to be incurred under such clause (i) of the second paragraph of Section 4.03(a) of the Senior Notes Indenture.

         (c) The Administrative Agent shall have received such other certificates, approvals, opinions, agreements, instruments or documents as the Administrative Agent or any Lender Party (through the Administrative Agent) shall have reasonably requested.

                  SECTION 3.03. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01 and
Section 3.02 on the Effective Date, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each action, document or other matter required under such Sections to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, if any Borrowing is made on the Effective Date, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE BORROWERS. Holdings and each Borrower represents and warrants as follows:

                  (a) Each Loan Party (other than IPC UK) and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not have a Material Adverse Effect. IPC UK is an unlimited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Loan Party and each of its Subsidiaries has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of each Loan Party has been validly issued, is fully paid and non-assessable and is owned by those Persons listed on Schedule 4.01(a) hereto in the amounts specified thereon free and clear of all Liens, except those created under the Collateral Documents. Each of Holdings and IPC Holdings Merger Sub were created solely for purposes of the Reorganization and, prior to the Reorganization, neither Holdings nor IPC Holdings Merger Sub engaged in any business, had any assets or incurred any Debt or had any other liabilities, other than by virtue of its incorporation and by being party to the Reorganization and the Related Documents with respect thereto.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of Holdings and each other Loan Party, showing as of the date of this Agreement (as to each such Subsidiary), the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized and the number outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and, except as otherwise expressly permitted hereunder in respect of IXnet Holdings, is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment and the Effective Date Transactions are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws or other equivalent organizational documents, (ii) violate any law (including, without limitation, the DGCL, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System or any rule or regulation promulgated by the SEC), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or other instrument or material contract or material lease binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties or
         (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect. Each of the Reorganization, the Corporate Reorganization and the Parent Borrower Charter Amendment does not conflict with, result in the breach of, constitute a default under, constitute a "change of control" under or permit the indenture trustee or any noteholder to take any action under, the Senior Notes Indenture.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment and the Effective Date Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any of the Agents or any of the Lender Parties of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment and the Effective Date Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon any of the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment or the Effective Date Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) This Agreement, each of the Notes, each other Loan Document and each Related Document has been duly executed and delivered by each Loan Party party thereto. This Agreement, each of the Notes, each other Loan Document and each Related Document is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

                  (f) The Consolidated balance sheet of the Parent Borrower and its Subsidiaries as at September 30, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PriceWaterhouseCoopers

         L.L.P., independent public accountants, and the consolidating balance sheet of the Parent Borrower and its Subsidiaries as at September 30, 1998, and the related consolidating statement of income of the Parent Borrower and its Subsidiaries for the fiscal year then ended, duly certified by the chief financial officer of the Parent Borrower, and the Consolidated and consolidating balance sheets of the Parent Borrower and its Subsidiaries as at December 31, 1998 and March 31, 1999, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Parent Borrower and its Subsidiaries for the three months and six months, respectively, then ended, duly certified by the chief financial officer of the Parent Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at December 31, 1998 and March 31, 1999, and said statements of income and cash flows for the three months and six months, respectively, then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of the Parent Borrower and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of the Parent Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 1998, there has been no Material Adverse Change.

                  (g) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Parent Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Borrower's best estimate of its future financial performance.

                  (h) None of the information, schedules, exhibits or reports furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation of this Agreement and the other Loan Documents or pursuant to the terms of this Agreement or any of the other Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (i) There is no action, suit, investigation, litigation or proceeding affecting Holdings, either Borrower, any other Loan Party or any of their respective Subsidiaries, including any Environmental Action, pending or, to the best of Holdings' or either Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity, enforceability, or effectiveness of the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment, the Effective Date Transactions, any of the Prior Transactions, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment, the Effective Date Transactions and any of the Prior Transactions.

                  (j) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (other than, to the extent applicable, in connection with a Non-hostile Acquisition).

                  (k) Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, no proceeds of any Advance made to either Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, and following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25 percent of the value of the assets (either of the Parent Borrower only or of the Parent Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of
         Section 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or instrument between the Parent Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt within the scope of Section 6.01(e) will be Margin Stock.

                  (l) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"), except as could not be reasonably likely in the aggregate to have a Material Adverse Effect:

                           (i) Any employer and employee contribution required
                  by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                           (ii) The fair market value of the assets of each
                  funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                           (iii) Each Foreign Plan required to be registered has
                  been registered and has been maintained in good standing with applicable regulatory authorities.

                  (m) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has had or could be reasonably likely to have a Material Adverse Effect.

                  (n) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and, with respect to any Plan of the Loan Parties, furnished to the Agents and the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (o) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that has had or could be reasonably likely to have a Material Adverse Effect.

                  (p) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, where such reorganization or termination has had or could be reasonably likely to have a Material Adverse Effect, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, where such reorganization or termination could be reasonably likely to have a Material Adverse Effect.

                  (q) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 that has had or could be reasonably likely to have a Material Adverse Effect.

                  (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (s) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except for any noncompliance that is not reasonably likely to have a Material Adverse Effect, all past noncompliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could be reasonably likely to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (t) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of any Loan Party, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries which could be reasonably likely to have a Material Adverse Effect; there is no asbestos or asbestos- containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries which could be reasonably likely to have a Material Adverse Effect; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that could be reasonably likely to result in a Material Adverse Effect.

                  (u) Neither any Loan Party nor any of its Subsidiaries is undertaking or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law which could be reasonably likely to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

                  (v) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, bylaw or other corporate restriction that could be reasonably likely to have a Material Adverse Effect.

                  (w) The Collateral Documents create a valid security interest in the Collateral, securing the payment of the Secured Obligations; all filings and other actions necessary or desirable to perfect and protect, and to continue to perfect and protect, such security interest have been duly taken and the Administrative Agent, for the benefit of the Secured Parties, has a perfected first priority security interest in the Collateral. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

                  (x) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties (except for extensions that have been duly filed).

                  (y) There are no pending audits, examinations, investigations or other proceedings in respect of federal, state, local or foreign taxes relating to any Loan Party or any of its Subsidiaries which, if determined adversely to such Loan Party or such Subsidiary, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (z) There are no deficiencies or claims in respect of federal, state, local or foreign taxes relating to any Loan Party or any of its Subsidiaries which, if such deficiencies or claims were resolved against such Loan Party or such Subsidiary, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (aa) The Reorganization was not, and will not be, taxable to Holdings, the Parent Borrower, any of their respective Subsidiaries or any of their respective stockholders. The Corporate Reorganization was not, and will not be, taxable to Holdings, the Parent Borrower, any of their respective Subsidiaries or any of their respective stockholders except to the extent as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (bb) Neither any Loan Party nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by either Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (cc) Each Loan Party (other than those Loan Parties set forth on Schedule 3.01(m)(xvi) (as to which no representation as to Solvency is made)) is, individually and together with its Subsidiaries, Solvent.

                  (dd) Set forth on Schedule 4.01(dd) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, State, country (if not the United States of America), record owner and book and fair value thereof. Such Loan Party or such Subsidiary, as applicable, has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (ee) Set forth on Schedule 4.01(ee) hereto is a complete and accurate list of all Material Contracts of each Loan Party and each of its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof and a complete and accurate list of all employment agreements with each executive officer of each Loan Party and each of its Subsidiaries. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

                  (ff) Set forth on Schedule 4.01(ff) hereto is a complete and accurate list of all Investments (other than equity Investments in Subsidiaries) held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all trade names and all registered patents, trademarks, service marks and copyrights, if any, and all applications therefor and licenses thereof of each Loan Party and each of its Subsidiaries, showing as of the date of this Agreement the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (hh) No Excluded Subsidiary holds assets or has annual revenues or net income in the aggregate in excess of $150,000 and the aggregate amount of assets, revenues or net income of all Excluded Subsidiaries does not exceed $1,000,000, in each case, determined based on the most recent financial statements required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be. No Excluded Subsidiary is engaged in any business of any kind, other than the holding of licenses and/or acting as agent for a Loan Party.


                                    ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

                  SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Holdings and each Borrower shall:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, federal, state, local and foreign tax laws, rules, regulations and orders, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims in excess of $1,000,000 in the aggregate that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that no Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by Environmental Laws; PROVIDED, HOWEVER, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.

                  (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; PROVIDED, HOWEVER, that the Parent Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and the Parent Borrower and its Subsidiaries may sell or otherwise dispose of assets to the extent permitted under Section 5.02(e); and PROVIDED, FURTHER that neither the Parent Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, the Parent Borrower, any of its Subsidiaries or the Lender Parties.

                  (f) VISITATION RIGHTS. Upon reasonable notice and during regular business hours, from time to time, permit any of the Agents or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the respective Loan Parties and any of their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Loan Parties and any of their respective Subsidiaries with any of their officers or directors and with their independent certified public accountants; without limitation of the foregoing, the Collateral Agent may conduct audits of the Collateral up to two times in each Fiscal Year (unless an Event of Default shall have occurred and be continuing, in which case the right of the Collateral Agent to perform audits of the Collateral shall not be so limited), including, without limitation, inspection, reviews, evaluation and performance of counts of the Receivables, Inventory and other Collateral, PROVIDED that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall coordinate its audits to coincide with the Parent Borrower's regularly scheduled internal cycle counts, PROVIDED, FURTHER, that in connection with any audit by the Collateral Agent, the Parent Borrower shall reimburse each auditor of the Collateral Agent at a rate of $650 per day plus actual out-of-pocket expenses (including, without limitation, travel expenses), PROVIDED, STILL, FURTHER, that the Parent Borrower shall, at the request of the Collateral Agent, arrange for PriceWaterhouseCoopers L.L.P. or, if an Event of Default shall have occurred and be continuing, permit the Collateral Agent to perform test verifications of the Collateral at such times as the Collateral Agent may request but in any event, so long as no Event of Default shall have occurred and be continuing, not more than two times in any Fiscal Year.

                  (g) PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the Administrative Agent or Required Lenders from time to time (i) upon the occurrence and during the continuance of a Default, (ii) in the case of the Parent Borrower's or any of its Subsidiaries' acquisition of real property that could be reasonably likely to result in a Material Adverse Effect, and (iii) at any time when the Administrative Agent or any Lender believes after reasonable inquiry that a condition or event exists or has occurred on any real property owned or operated by the Parent Borrower or any of its Subsidiaries that could be reasonably likely to result in a Material Adverse Effect, provide, or cause such Subsidiary to provide, to the Agents and the Lender Parties within 60 days after such request, at the expense of the Parent Borrower or such Subsidiary, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or Required Lenders determine at any time that a material risk exists that any such report will not be provided within the time referred to above and the Administrative Agent or Required Lenders will be materially prejudiced by any such delay, the Administrative Agent or Required Lenders, as the case may be, may retain an environmental consulting firm to prepare such report at the expense of the Parent Borrower, and the Parent Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant to the Agents, the Lender Parties, such firm and any agents or representatives thereof, subject to the rights of tenants, access to enter onto their respective properties to undertake such an assessment; PROVIDED, HOWEVER, that no such Persons shall unreasonably interfere with the operations conducted at such property and the Parent Borrower shall be given at least 2 Business Days' notice prior to such undertaking.

                  (h) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Loan Party and each Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (i) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (j) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                  (k) PERFORMANCE OF RELATED DOCUMENTS. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party is entitled to make under such Related Document, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                  (l) PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                  (m) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement and the other Loan Documents with any of their Affiliates (other than immaterial transactions entered into in the ordinary course of business in accordance with past practices with Affiliates that are Loan Parties) on terms that are fair and reasonable and no less favorable to the applicable Loan Party or Subsidiary than it would otherwise obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (n) CASH CONCENTRATION ACCOUNTS. Maintain, and cause each of its Domestic Subsidiaries and the Specified Subsidiaries to maintain (to the extent such Domestic Subsidiaries and Specified Subsidiaries maintain any deposit accounts), cash concentration accounts and Pledged Accounts (as defined in the Security Agreement) into which all proceeds of Collateral are paid with one or more banks acceptable to the Administrative Agent that shall have accepted the assignment of such accounts to the Administrative Agent pursuant to the Security Agreement.

                  (o) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon
         (v) notice from the Parent Borrower to the Administrative Agent that it intends to cause an Excluded Subsidiary to become a Loan Party, (w) the request of the Administrative Agent or the Required Lenders following the occurrence and during the continuance of a Default, (x) the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary) by any Loan Party, (y) the acquisition of any personal property by any Loan Party, and such property, in the reasonable opinion of the Administrative Agent, shall not be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, or
         (z) the request of the Administrative Agent or the Required Lenders at any time with respect to any or all of the real property listed on
         Schedule 4.01(dd) hereto or any other real or personal property owned or leased by any Loan Party or any of its Subsidiaries from time to time, then each Loan Party shall, in each case at such Loan Party's expense:

                           (i) in connection with an Excluded Subsidiary
                  becoming a Loan Party or the formation or acquisition of a Subsidiary, within 10 days after such notice, request, formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent, if such Subsidiary is a Domestic Subsidiary, a Domestic Guaranty or guaranty supplement guaranteeing the Obligations of the Borrowers and the other Loan Parties under the Loan Documents and, if such Subsidiary is Foreign Subsidiary, a Foreign Guaranty or guaranty supplement guaranteeing the Obligations of the Specified Subsidiaries and the other Foreign Subsidiaries under the Loan Documents, in each case, in substantially the form of Exhibit E-1 or Exhibit E-2 hereto, as applicable, or otherwise in form and substance satisfactory to the Administrative Agent (except to the extent that any such Guaranty by a Subsidiary of any Loan Party would result in material adverse tax consequences to such Loan Party or any of its Subsidiaries),

                           (ii) within 10 days after such notice, request,
                  formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Loan Party and its Subsidiaries in detail satisfactory to the Administrative Agent,

                           (iii) within 15 days after such notice, request,
                  formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent security agreement supplements, mortgages, pledges, assignments, charges, debentures and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties (except to the extent that any pledge of the stock of a non-U.S. Subsidiary of a Loan Party would result in material adverse tax consequences to such Loan Party or any of its Subsidiaries),

                           (iv) within 30 days after such notice, request,
                  formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever actions (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) that may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens on the properties purported to be subject to the mortgages, pledges, assignments, charges, debentures and security agreements delivered pursuant to this
                  Section 5.01(o)(iv), enforceable against all third parties in accordance with their terms,

                           (v) within 60 days after such notice, request,
                  formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agents and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guaranties, mortgages, pledges, assignments, charges, debentures and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid and perfected first priority Liens on such properties and as to such other matters as the Administrative Agent may reasonably request,

                           (vi) as promptly as practicable after such notice,
                  request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition surveys and engineering, soils and other reports, and environmental assessment reports, title reports, each in scope, form and substance satisfactory to the Administrative Agent; PROVIDED, HOWEVER, that, in furtherance and not in limitation of the foregoing, to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall promptly after the receipt thereof be delivered to the Administrative Agent,

                           (vii) upon the occurrence and during the continuance
                  of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the L/C Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other actions as the Administrative Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends,

                           (viii) at any time following the occurrence of a
                  Default, upon the request of the Administrative Agent, promptly cause each of the Foreign Subsidiaries which is capable of doing so without material adverse federal income tax consequences and is then legally permitted to do so under applicable foreign law (A) to execute and deliver, to the Administrative Agent, a guaranty (or supplement to the Domestic Guaranty) guaranteeing all Obligations of the Borrowers, Holdings and all other Loan Parties, including, without limitation, the Domestic Subsidiaries, under the Loan Documents, (B) to execute and deliver, to the Administrative Agent, security agreements, security agreement supplements, mortgages, pledges, assignments, charges, debentures, debenture supplements and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all Obligations of the Borrowers, Holdings and all other Loan Parties, including, without limitation, the Domestic Subsidiaries, under the Loan Documents and constituting Liens on all properties of such Foreign Subsidiary and (C) to take, whatever actions (including, without limitation, the recording of security agreements, mortgages, pledges, assignments, charges, debentures and other security agreements or supplements thereto, the giving of notices and the endorsement of notices on title documents) that may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens on the properties purported to be subject to the security agreements, mortgages, pledges, assignments, charges, debentures and other security agreements and supplements thereto delivered pursuant to this Section 5.01(o)(viii), enforceable against all third parties in accordance with their terms, and

                           (ix) at any time and from time to time, promptly
                  execute and deliver any and all further certificates, agreements, instruments and other documents and take all such other actions as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, charges, debentures and security agreements.

                  (p) FURTHER ASSURANCES. (i) Promptly upon request by the Administrative Agent or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by the Administrative Agent or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, charges, debentures, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments and documents as the Administrative Agent or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Agreement, the Notes or any other Loan Document, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
         (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agents and the Lender Parties the rights granted or now or hereafter intended to be granted to the Agents and the Lender Parties under any Loan Document or under any other agreement, instrument or document executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party; without limitation of the foregoing, Holdings and the Parent Borrower shall, promptly upon the request of the Administrative Agent or the Collateral Agent, (x) cause any unlimited liability company to be converted to a limited liability company or, if such conversion is not then permitted under applicable law, take such action as any Agent shall reasonably request in order to obtain the benefits that would otherwise be afforded by such conversion; PROVIDED, HOWEVER, that, so long as no Event of Default shall have occurred and be continuing, such conversion or other action will not be required if such conversion or other action would result in a material adverse tax effect to the Parent Borrower or any of its Subsidiaries and (y) deliver, or cause to be delivered, to the Administrative Agent stock certificates of the Excluded Subsidiaries to the extent that the stock of such Subsidiaries shall have been pledged to the Administrative Agent pursuant to the Loan Documents.

                  (q) YEAR 2000 COMPLIANCE. Be, and cause each of its Subsidiaries to be, Year 2000 Compliant on or before August 31, 1999 and at all times thereafter.

                  (r) INVENTORY CYCLE COUNTS. Perform, and cause its Subsidiaries to perform, monthly Inventory cycle counts with respect to Inventory located at Parent Borrower's manufacturing facility located in Westbrook, Connecticut and annual physical Inventory counts with respect to Inventory located at all locations (in which, in each such case, the Collateral Agent may participate upon request).

                  SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither Holdings nor either Borrower shall, at any time:

                  (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts and inventory) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income; EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

                           (i) Liens created under the Loan Documents;

                           (ii) Permitted Liens;

                           (iii) purchase money Liens upon equipment acquired or
                  held by the Parent Borrower or any of its Subsidiaries (other than the Sub Borrower) in the ordinary course of business to secure the purchase price of such equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and PROVIDED FURTHER that the aggregate principal amount of the Debt secured by Liens permitted by this clause
                  (iii) shall not exceed the amount permitted under Section 5.02(b)(iii)(C) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                           (iv) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(iii)(D); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (v) Liens existing on the date hereof and described
                  on Schedule 5.02(a) hereto; and

                           (vi) the replacement, extension or renewal of any
                  Lien permitted by clause (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                   (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                           (i) in the case of the Parent Borrower,

                                    (A) Debt in respect of Hedge Agreements with
                           one or more Secured Parties designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $1,000,000 at any time outstanding,

                                    (B) Debt owed to a wholly owned Subsidiary
                           of the Parent Borrower (other than the Sub Borrower), so long as no Default shall have occurred and be continuing at the time of issuance or incurrence of such Debt or would result therefrom and which Debt
                           (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes, in the case of Debt owed to a Loan Party, shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Security Agreement,

                                    (C) Debt under the Senior Notes Indenture in
                           an aggregate principal amount not to exceed
                           $180,010,714 in original issue amount, and

                                    (D) unsecured Debt incurred in the ordinary
                           course of business and aggregating not more than $5,000,000 at any one time outstanding,

                           (ii) in the case of the Parent Borrower's
                  Subsidiaries,

                                    (A) in the case of the Specified
                           Subsidiaries, Debt owed to the Sub Borrower; PROVIDED that, in each case, such Debt (w) shall constitute Pledged Debt, (x) shall be on terms acceptable to the Administrative Agent, (y) shall be evidenced by promissory notes in substantially the form of Exhibit I-1 hereto, such promissory notes shall be secured by the personal property, and such other property as the Administrative Agent shall require from time to time, of the makers thereof and such promissory notes shall be pledged as security for the Obligations of the Sub Borrower under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Security Agreement and (z) the Obligations of the Specified Subsidiaries under such promissory notes shall be guaranteed by the Foreign Guarantors pursuant to the Foreign Guaranty, PROVIDED FURTHER, HOWEVER, that no such Debt may be incurred by any such Specified Subsidiary unless and until the requirements of clauses (w) through (z) above, in each case relating to such Specified Subsidiary, shall, in the judgment of the Administrative Agent, have been satisfied, and

                                    (B) in the case of any of the Subsidiaries
                           of the Parent Borrower (other than the Sub Borrower and any Excluded Subsidiary), Debt owed to the Parent Borrower; PROVIDED that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in substantially the form of Exhibit I-2 hereto or otherwise in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Security Agreement,

                           (iii) in the case of the Parent Borrower and its
                  Subsidiaries (other than the Sub Borrower and the Excluded Subsidiaries),

                                    (A) Debt under the Loan Documents,

                                    (B) Subordinated Debt in an aggregate amount
                           not to exceed $20,000,000 at any time outstanding issued or incurred to finance, in whole or in part, any acquisition under Section 5.02(f)(vii) which Debt has been issued to the seller of the company or business being acquired at the time of such acquisition; PROVIDED, HOWEVER, that such Debt shall be subordinated to the Obligations of the Loan Parties under the Loan Documents on terms and conditions satisfactory to the Administrative Agent,

                                    (C) Debt secured by Liens permitted by
                           Section 5.02(a)(iii) not to exceed in the aggregate $5,000,000 at any time outstanding,

                                    (D) Debt consisting of Capitalized Leases
                           not to exceed in the aggregate $40,000,000 at any time outstanding,

                                    (E) [Intentionally Omitted],

                                    (F) indorsement of negotiable instruments
                           for deposit or collection or similar transactions in the ordinary course of business, and

                                    (G) unsecured Debt in an aggregate amount
                           not to exceed $15,000,000 issued to members of the Marshalls Group in connection with the acquisition of Saturn pursuant to the terms of the Saturn Acquisition Agreement; PROVIDED, THAT, such Debt shall be unsecured and shall otherwise be on terms and conditions acceptable to the Administrative Agent; and PROVIDED, FURTHER, THAT, the Parent Borrower or its Subsidiaries may grant to the members of the Marshalls Group a right of offset (such right of offset to be on terms and in form and substance acceptable to the Administrative Agent) of amounts due by members of the Marshalls Group to the Parent Borrower or any of its Subsidiaries against amounts which (x) are owed by Parent Borrower or its Subsidiaries to members of the Marshalls Group and
                           (y) are overdue in respect of such Debt incurred pursuant to this Section 5.02(b)(iii)(G), and

                           (iv) in the case of the Sub Borrower,

                                    (A) Debt under the Loan Documents, and

                                    (B) indorsement of negotiable instruments
                           for deposit or collection or similar transactions in the ordinary course of business.

                  (c) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease, excluding Capitalized Leases, having an original term of one year or more other than, in the case of the Parent Borrower and its Subsidiaries (other than the Sub Borrower), such obligations as would not cause the direct and contingent liabilities of the Parent Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $12,000,000 payable in any period of 12 consecutive months.

                  (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (x) any Subsidiary of the Parent Borrower (other than the Sub Borrower and IXnet Holdings) may merge into or consolidate with any other Subsidiary of the Parent Borrower (other than the Sub Borrower and IXnet Holdings) and (y) any Subsidiary of the Parent Borrower (other than the Sub Borrower and IXnet Holdings) may merge with another un-Affiliated Person to effectuate an Investment that is otherwise expressly permitted hereunder; PROVIDED, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation (i) shall be a wholly-owned Subsidiary of the Parent Borrower and (ii) shall, if any Subsidiary party to such merger or consolidation is a Guarantor, be a Guarantor; and PROVIDED, FURTHER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                  (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets, or grant any option or other right to purchase, lease or otherwise acquire any Collateral other than Inventory to be sold in the ordinary course of its business, EXCEPT, with respect to the Parent Borrower and its Subsidiaries (other than the Sub Borrower):

                           (i) sales of Inventory in the ordinary course of its
                  business;

                           (ii) in a transaction authorized by subsection (d) of
                  this Section 5.02;

                           (iii) sales of assets for cash and for fair value in
                  an aggregate amount not to exceed $10,000,000 in any Fiscal Year; PROVIDED, HOWEVER, that the Net Cash Proceeds of such sales shall be applied on the date of receipt thereof to prepay the Advances pursuant to Section 2.06(b)(i);

                           (iv) sales of assets for cash and for fair value in
                  an aggregate amount not to exceed $10,000,000 in any Fiscal Year; PROVIDED, HOWEVER, that, except to the extent that the Net Cash Proceeds of such sale shall be reinvested in like assets within 180 days after such sale, any Net Cash Proceeds of such sales not so reinvested shall be applied on the 180th day after receipt thereof to prepay the Advances pursuant to
                  Section 2.06(b)(i); and

                           (v) any Excluded Subsidiary may be dissolved.

                  (f) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                           (i) Investments by the Parent Borrower and its
                  Subsidiaries (other than the Sub Borrower) in their respective Subsidiaries outstanding on the date hereof and additional Investments in their respective wholly-owned Subsidiaries (other than the Excluded Subsidiaries) in an aggregate amount invested from the date hereof not to exceed $2,000,000;

                           (ii) (A) loans and advances to employees of the
                  Parent Borrower and its Subsidiaries (other than the Sub Borrower) in the ordinary course of business as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding and (B) loans to officers, directors, employees and consultants in connection with the exercise of options granted to such officers, directors, employees and consultants under either the Stock Option Plan or the stock option plan approved by IXnet Holdings on May 20, 1999 (as such approved stock option plan is amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents) in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; PROVIDED, THAT, such loans are secured by the stock purchased upon such exercise;

                           (iii) Investments by the Parent Borrower and its
                  Subsidiaries (other than the Sub Borrower) in Cash
                  Equivalents;

                           (iv) Investments consisting of intercompany Debt
                  permitted under Section 5.02(b)(i)(B) or (ii);

                           (v) Investments existing on the date hereof and
                  described on Schedule 4.01(ee) hereto;

                           (vi) Investments by the Parent Borrower in Hedge
                  Agreements permitted under Section 5.02(b)(i)(A);

                           (vii) other Investments by the Parent Borrower and
                  its Subsidiaries (other than the Sub Borrower) in an aggregate amount invested not to exceed $25,000,000; PROVIDED, that with respect to Investments made under this clause (vii), (1) any newly acquired or created Subsidiary of the Parent Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business as the business of the Parent Borrower or any of its Subsidiaries; and (4) immediately before and after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Parent Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to

                  Section 5.03, as though such acquisition had occurred at the beginning of the four quarter period covered thereby, as evidenced by a certificate of the chief financial officer of the Parent Borrower furnished to the Lender Parties demonstrating such compliance;

                           (viii) Investments by the Parent Borrower and its
                  Subsidiaries (other than the Sub Borrower) in Saturn pursuant to the Saturn Acquisition Agreement in an aggregate amount invested not to exceed the sum of (A) (pound)30,000,000, (B) any adjustment to the purchase price provided for in the Saturn Acquisition Agreement, and (C) capitalized expenses incurred in connection with such acquisition; PROVIDED that
                  (1) Saturn shall be a wholly owned Subsidiary of the Parent Borrower; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (3) immediately before and after giving effect to the acquisition of Saturn, the Parent Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03, as though such acquisition had occurred at the beginning of the four quarter period covered thereby, as evidenced by a certificate of the chief financial officer of the Parent Borrower furnished to the Lender Parties demonstrating such compliance;

                           (ix) Investments by IXnet and its Subsidiaries in an
                  aggregate amount not to exceed an amount equal to (x) the Net Cash Proceeds of the initial public offering of IXnet Holdings' common stock which is contemplated by clause
                  (iii)(C) of Section 5.02(g) (the "IPO NET CASH PROCEEDS"), MINUS (y) the aggregate amount of Debt comprised of Obligations of IXnet and its Subsidiaries under Capitalized Leases which is permanently prepaid pursuant to the last sentence of Section 5.02(k), MINUS (z) the aggregate amount of Capital Expenditures made pursuant to clause (ii) of Section
                  5.02 (r); PROVIDED, that with respect to Investments made under this clause (ix), (1) such Investments shall be funded solely from the IPO Net Cash Proceeds; (2) any newly acquired or created Subsidiary of IXnet or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (3) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (4) any company or business acquired or invested in pursuant to this clause (ix) shall be in the same line of business as the business of IXnet or any of its Subsidiaries; and (5) immediately before and after giving effect to the acquisition of a company or business pursuant to this clause (ix), the Parent Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03, as though such acquisition had occurred at the beginning of the four quarter period covered thereby, as evidenced by a certificate of the chief financial officer of the Parent Borrower furnished to the Lender Parties demonstrating such compliance;

                           (x) an Investment on March 31, 1999 by the Parent
                  Borrower in IXnet consisting of a contribution to the equity capital of IXnet in the amount of $73,000,000 through the conversion of an equal amount of intercompany Debt owing as of March 31, 1999 from IXnet to the Parent Borrower into equity capital of IXnet; and

                           (xi) an Investment by the Parent Borrower consisting
                  of the contribution of all (100%) of the issued and outstanding shares of common stock of MXNet to IXnet, which shall result in MXNet being a directly and wholly-owned Subsidiary of IXnet and an indirectly owned Subsidiary of Parent Borrower.

                  (g) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of Holdings or either Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock; EXCEPT that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i), (ii) and (iii) below or would result therefrom, (i) Holdings may (A) declare and pay dividends and distributions payable only in common stock of Holdings and (B) issue and sell shares of its common stock to management, employees, directors and consultants of Holdings, the Parent Borrower and its Subsidiaries pursuant to and in accordance with the terms of the Stock Option Plan, (ii) to the extent permitted to do so under the Senior Notes Indenture, the Parent Borrower may (A) declare and pay dividends to Holdings in an aggregate amount not to exceed $1,000,000 in any Fiscal Year to enable Holdings to pay its ordinary course expenses (E.G. legal and accounting expenses and directors' and officers' insurance premiums) and (B) declare and pay dividends and distributions to Holdings in an amount equal to the Parent Borrower's proportionate share of Holdings' then due and payable consolidated, combined or unitary income tax liabilities and (iii) in the case of the Parent Borrower's Subsidiaries (other than the Sub Borrower), (A) any Subsidiary of the Parent Borrower may declare and pay cash dividends to its parent or the Parent Borrower (but not to Holdings), (B) any Excluded Subsidiary may be liquidated, (C) IXnet Holdings may issue and sell up to and including 20% of its common stock to the public in a firm commitment underwritten initial public offering; PROVIDED, THAT, the Net Cash Proceeds of such initial public offering are at least $100,000,000; PROVIDED, FURTHER, THAT, the terms and conditions of such initial public offering are otherwise reasonably satisfactory to the Administrative Agent; and PROVIDED, FURTHER, THAT, except to the extent that the Net Cash Proceeds of such issuance and sale are reinvested (or committed to be reinvested) within twelve (12) months after such sale in accordance with clause (B) of Section 4.11 of the Senior Notes Indenture or permitted to be retained pursuant to the 10% of Adjusted Consolidated Net Tangible Assets (as such term is defined in the Senior Notes Indenture) basket set forth in accordance with clauses (A) and
         (B) of Section 4.11 of the Senior Notes Indenture, all Net Cash Proceeds of such issuance and sale not so reinvested (or so committed to be reinvested) or so permitted to be retained shall be applied to prepay the Advances pursuant to Section 2.06(b)(i) of this Agreement no later than the time for repayment of unsubordinated Indebtedness (as such term is defined in the Senior Notes Indenture) provided for in clause (A) of Section 4.11 of the Senior Notes Indenture, and (D) IXnet Holdings may issue and sell shares of its common stock up to an amount equal to twelve percent (12%) of its common stock on a fully diluted basis to its officers, directors, consultants and employees pursuant to a stock option plan; provided that no stock option issued pursuant to such plan shall be exercisable until thirty (30) months after the effective date of such stock option plan and such stock option plan shall otherwise have terms and conditions reasonably acceptable to the Administrative Agent.

                  (h) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof. In the case of the Sub Borrower, engage in any business other than the making of loans to the Specified Subsidiaries from time to time to the extent permitted by Section 5.02(b)(ii)(A).

                  (i) CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws in any manner that would in any material respect impair the ability of any Loan Party to perform its obligations under the Loan Documents or that would impair in any material respect the rights or interests of any of the Agents or any of the Lender Parties. Without limiting the generality of the foregoing, neither Holdings nor the Parent Borrower shall, or shall permit to exist, any amendment of the Parent Borrower Charter, as amended as of the date of this Agreement by the Parent Borrower Charter Amendment, without the prior consent of the Administrative Agent.

                  (j) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) its accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) its Fiscal Year.

                  (k) PREPAYMENTS, ETC., OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than the prepayment of the Advances in accordance with the terms of this Agreement, or amend, modify or change in any manner any term or condition of any Debt or Subordinated Debt, or make any payment of principal, interest or any other amount in respect of any Debt issued by Parent Borrower or any of its Subsidiaries pursuant to clause (G) of Section 5.02(b)(iii) if a Default or Event of Default shall have occurred and be continuing at the time of such payment or would occur after giving effect thereto, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to either Borrower. Notwithstanding anything to the contrary otherwise set forth in this Section 5.02(k), IXnet and its Subsidiaries may permanently prepay Debt comprised of Obligations of such Persons as lessee under Capitalized Leases in an aggregate amount not to exceed the amount equal to (x) the IPO Net Cash Proceeds, MINUS (y) the aggregate amount of Investments made pursuant to clause (ix) of Section 5.02(f) MINUS (z) the aggregate amount of Capital Expenditures made pursuant to clause (ii) of Section 5.02(r); PROVIDED, THAT, (a) such prepayments of Capitalized Leases are funded solely from the IPO Net Cash Proceeds, (b) both before and after giving effect thereto no Default shall have occurred and be continuing and (c) such prepayments of Capitalized Leases are permitted as permanent repayments of unsubordinated Indebtedness (as such term is defined in the Senior Notes Indenture) under clause (A) of Section 4.11 of the Senior Notes Indenture.

                  (l) AMENDMENT, ETC., OF RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document if any of the foregoing (x) would impair in any material respect the value of the interests or rights of Holdings, the Parent Borrower or any other Loan Party thereunder, (y) would impair in any material respect the ability of Holdings, the Parent Borrower or any other Loan Party to perform its obligations under the Loan Documents or (z) would impair in any material respect the rights or interests any of the Agents or any of the Lender Parties, or permit any of its Subsidiaries to do any of the foregoing.

                  (m) AMENDMENT, ETC., OF MATERIAL CONTRACTS. Without the consent of the Administrative Agent and the Required Lenders, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract if any of the foregoing (x) would impair in any material respect the value of the interests or rights of Holdings, the Parent Borrower or any other Loan Party thereunder, (y) would impair in any material respect the ability of Holdings, the Parent Borrower or any other Loan Party to perform its obligations under the Loan Documents or (z) would impair in any material respect the interests or rights of any of the Agents or any of the Lender Parties, or permit any of its Subsidiaries to do any of the foregoing.

                  (n) OWNERSHIP CHANGE. Take, or permit any of its Subsidiaries to take, any action that would result in an "ownership change" (as defined in Section 382 of the Internal Revenue Code) with respect to Holdings, the Parent Borrower or any of its Subsidiaries or the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the federal income tax consolidated return regulations with respect to Holdings, the Parent Borrower or any of its Subsidiaries.

                  (o) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than in favor of the Secured Parties.

                  (p) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

                  (q) SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than Hedge Agreements permitted under Section 5.02(b).

                  (r) CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures other than, in the case of the Parent Borrower and its Subsidiaries (other than the Sub Borrower), such Capital Expenditures as would not cause the aggregate of all such Capital Expenditures made by the Parent Borrower and its Subsidiaries in any Fiscal Year to exceed (i) $35,000,000 (it being understood that such Capital Expenditures do not include expenditures which constitute Investments in other Persons permitted under Section 5.02(f)) plus (ii) in the case of IXnet and its Subsidiaries, Capital Expenditures which in the aggregate do not exceed the amount equal to
         (x) the IPO Net Cash Proceeds MINUS (y) the aggregate amount of Investments made pursuant to clause (ix) of Section 5.02(f) MINUS (z) the aggregate amount of Debt comprised of Obligations of IXnet and its Subsidiaries under Capitalized Leases which is permanently prepaid pursuant to the last sentence of Section 5.02(k); PROVIDED, THAT, (a) such Capital Expenditures are funded solely from the IPO Net Cash Proceeds and (b) both before and after giving effect thereto no Default shall have occurred or be continuing.

                  (s) EXCLUDED SUBSIDIARIES. Permit any Excluded Subsidiary to
         (i) individually hold assets or have annual revenues or net income in the aggregate in excess of $150,000, (ii) collectively with all other Excluded Subsidiaries, hold assets or have annual revenues or net income in excess of $1,000,000, in each case, determined based on the most recent financial statements required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, or
         (iii) engage in any business of any kind, other than the holding of licenses and/or acting as agent for a Loan Party.

                  (t) HOLDINGS AND IXNET HOLDINGS. Holdings shall not engage in any trade or business, or own any assets, or incur or guaranty any Debt or other liabilities, except that Holdings may own 100% of the common stock of the Parent Borrower, engage in activities reasonably incidental to its ownership as a holding company of 100% of such common stock and guarantee the Obligations of the Loan Parties under the Loan Documents (and provide security therefor). IXnet Holdings shall not engage in any trade or business, or own any assets, or incur or guaranty any Debt or other liabilities, except that IXnet Holdings may own 100% of the common stock of IXnet, engage in activities reasonably incidental to its ownership as a holding company of 100% of such common stock and guarantee the Obligations of the Loan Parties under the Loan Documents (and provide security therefor).

                  SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Borrower shall furnish to the Lender Parties and the Agents:

                  (a) DEFAULT NOTICE. As soon as possible and in any event within two Business Days after any Responsible Officer knows or should know of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Parent Borrower setting forth the details of such Default and the action that the Parent Borrower has taken and proposes to take with respect thereto.

                  (b) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of Holdings, the Parent Borrower and its Subsidiaries as of the end of such quarter, Consolidated and consolidating statements of income of Holdings, the Parent Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, Consolidated and consolidating statements of income of Holdings, the Parent Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, Consolidated statements of cash flows of Holdings and the Parent Borrower for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of cash flows of Holdings and the Parent Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Holdings and the Parent Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Borrower in determining compliance with the covenants contained in Section 5.04; PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (c) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the Consolidated annual statements for such year of (x) Holdings, the Parent Borrower and its Subsidiaries and (y) the Parent Borrower and its Subsidiaries, each in the form provided to the Administrative Agent and the Lender Parties pursuant to Section 4.01(f) or in a form otherwise acceptable to the Administrative Agent, including the report of PriceWaterhouseCoopers L.L.P. or other independent public accountants of recognized standing acceptable to the Administrative Agent and the Required Lenders, and consolidating balance sheets of Holdings, the Parent Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of income of Holdings, the Parent Borrower and its Subsidiaries for such Fiscal Year, prepared by management of Holdings and the Parent Borrower together with (i) a report of such accounting firm to the Agents and the Lender Parties stating that in the course of the regular audit of the Consolidated financial statements of (x) Holdings, the Parent Borrower and its Subsidiaries and (y) the Parent Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to the attention of such accounting firm that caused it to believe that the Parent Borrower failed to comply with the terms of Section 5.04, in so far as they relate to accounting matters; (ii) a schedule prepared by the Parent Borrower in form satisfactory to the Administrative Agent of the computations used by the Parent Borrower in determining, as of the end of such Fiscal Year, compliance with the covenants contained in
         Section 5.04; PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Borrower shall also provide, if necessary for the determination of compliance with
         Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer of the Parent Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Borrower has taken and proposes to take with respect thereto.

                  (d) ANNUAL FORECASTS. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Parent Borrower, in form satisfactory to the Agents and the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                  (e) ERISA EVENTS AND ERISA REPORTS. (i) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event that could be reasonably likely to have a Material Adverse Effect has occurred, a statement of the chief financial officer of the Parent Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (f) PLAN TERMINATIONS. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan, PROVIDED, HOWEVER, that there shall be no obligation to furnish copies of any such notice received by an ERISA Affiliate that is not received by a Loan Party unless such termination or appointment could be reasonably likely to have a Material Adverse Effect.

                  (g) ACTUARIAL REPORTS. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan of any Loan Party the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% and the unfunded current liability of which exceeds $5,000,000.

                  (h) PLAN ANNUAL REPORTS. Upon the request of any Lender Party, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (i) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) of this Section 5.03(i), where such Withdrawal Liability, reorganization or termination could be reasonably likely to have a Material Adverse Effect.

                  (j) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Holdings, the Parent Borrower, any other Loan Party or any of their respective Subsidiaries of the type described in Section 4.01(i).

                  (k) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that Holdings, any other Loan Party or any of their respective Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that Holdings, any other Loan Party or any of their respective Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (l) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished generally to other holders of the securities of Holdings, the Parent Borrower, any other Loan Party or any of their respective Subsidiaries pursuant to the terms of any indenture (including, without limitation, the Senior Notes Indenture), loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other subsection of this Section 5.03.

                  (m) AGREEMENT NOTICES, ETC. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or indenture (including, without limitation, the Senior Notes Indenture), loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could impair in any material respect the value of the interests or the rights of any Loan Party or that otherwise could be reasonably likely to have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or any indenture, loan or credit or similar agreement and of any amendment to the certificate of incorporation or bylaws or other constitutive documents of any Loan Party and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and the Material Contracts as the Administrative Agent may reasonably request.

                  (n) REVENUE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which Holdings or the Parent Borrower is a member aggregating $500,000 or more.

                  (o) TAX CERTIFICATES. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the chief financial officer of Holdings and the Parent Borrower, stating that Holdings and the Parent Borrower have each paid to the Internal Revenue Service or other taxing authority, or, in the case of the Parent Borrower, to Holdings, the full amount that such affiliated group is required to pay in respect of federal income tax for such year.

                  (p) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any real property owned or leased by any Loan Party or any of its Subsidiaries to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (q) REAL PROPERTY. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedule 4.01(dd) hereto, including an identification of all real and leased property disposed of by the Parent Borrower or any of its

         Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, State, country if other than the United States of America, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete.

                  (r) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and each of its Subsidiaries and containing such additional information as any Lender Party, through the Administrative Agent, may reasonably specify.

                  (s) BORROWING BASE CERTIFICATE. As soon as available and in any event, in the case of the Collateral Agent (and the Collateral Agent shall promptly deliver a copy thereof to the Administrative Agent after the Collateral Agent shall have approved such Borrowing Base Certificate), within 20 days after the end of each month, and in all other cases, promptly following the Collateral Agent's approval of such Borrowing Base Certificate, a Borrowing Base Certificate, as at the end of the previous month, accompanied by, in the case of the Borrowing Base Certificate being delivered to the Collateral Agent, the related accounts receivable aging (setting forth domestic and foreign Receivables), the related monthly trial balance showing Receivables outstanding aged from invoice due date from 1 to 30 days, 31 to 60 days, 61 to 90 days, and 91 days or more, and the related perpetual Inventory report, in each case in form and scope satisfactory to the Collateral Agent, certified by the chief financial officer, the chief accounting officer, the controller or the treasurer of the Parent Borrower and the Specified Subsidiaries.

                  (t) COLLATERAL REPORTS. Promptly after the preparation thereof, copies (to the Collateral Agent only) of the results of each physical verification, if any, which the Parent Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and if an Event of Default shall have occurred and be continuing, the Parent Borrower shall, upon the request of the Collateral Agent, conduct, and then deliver the results of, such physical verifications as the Collateral Agent may require), and promptly after the request therefor, such other information (to the Collateral Agent only) respecting the borrowing base and the Collateral as the Collateral Agent may from time to time reasonably request.

                  (u) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects of Holdings, the Parent Borrower, any other Loan Party or any of their respective Subsidiaries as any Lender Party, through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Borrower shall:

                  (a) MINIMUM EBITDA. Maintain at the end of each fiscal quarter of the Parent Borrower, EBITDA of not less than the amount set forth below for each four consecutive fiscal quarter period set forth below:


    FOUR FISCAL QUARTERS ENDING                                  AMOUNT
    ---------------------------                                  ------

September 30, 1998                                               $24,000,000
December 31, 1998                                                $26,000,000

March 31, 1999                                                   $28,600,000
June 30, 1999                                                    $31,000,000
September 30, 1999                                               $36,000,000
December 31, 1999                                                $39,600,000

March 31, 2000                                                   $44,000,000
June 30, 2000                                                    $49,000,000
September 30, 2000                                               $54,000,000
December 31, 2000                                                $60,000,000

March 31, 2001                                                   $63,000,000
June 30, 2001                                                    $67,000,000
September 30, 2001                                               $71,000,000
December 31, 2001                                                $75,000,000

March 31, 2002                                                   $81,000,000
June 30, 2002                                                    $87,000,000
September 30, 2002                                               $93,000,000
December 31, 2002                                               $100,000,000

March 31, 2003
   and thereafter                                               $107,000,000

                  (b) INTEREST COVERAGE RATIO. Maintain at the end of each fiscal quarter of the Parent Borrower a ratio of Consolidated EBITDA to cash interest payable on all Debt of the Parent Borrower and its Subsidiaries, in each case for the four quarter period then ending, of not less than 4.00:1.00, except for the four quarter period ending September 30, 2001, in which case such ratio shall be not less than 3.5:1.0.

                  (c) LEVERAGE RATIO. Maintain at the end of each fiscal quarter of the Parent Borrower a Leverage Ratio of the Parent Borrower and its Subsidiaries, in each case for the four quarter period ending on the date set forth below, of not more than the ratio set forth below:

                  FOUR FISCAL QUARTERS ENDING               RATIO
                  ---------------------------               -----

                  June 30, 1999                             5.90:1.00
                  September 30, 1999                        6.60:1.00
                  December 31, 1999                         6.40:1.00

                  March 31, 2000                            6.20:1.00
                  June 30, 2000                             5.90:1.00
                  September 30, 2000                        5.70:1.00
                  December 31, 2000                         5.40:1.00

                  March 31, 2001                            4.90:1.00
                  June 30, 2001                             4.50:1.00
                  September 30, 2001                        4.00:1.00
                  December 31, 2001                         3.50:1.00

                  March 31, 2002                            3.30:1.00
                  June 30, 2002                             3.00:1.00
                  September 30, 2002                        2.80:1.00
                  December 31, 2002                         2.60:1.00

                  March 31, 2003                            2.40:1.00
                  June 30, 2003                             2.20:1.00
                  September 30, 2003                        2.10:1.00
                  December 31, 2003                         2.00:1.00

                  (d) FIXED CHARGE COVERAGE RATIO. Maintain at the end of each fiscal quarter of the Parent Borrower a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Parent Borrower and its Subsidiaries, LESS Capital Expenditures made by the Parent Borrower and its Subsidiaries during such period, other than (x) Capital Expenditures to the extent financed by Capitalized Leases (but only to the extent so financed and not paid in cash), (y) Capital Expenditures to the extent financed by purchase money indebtedness (but only to the extent so financed and not paid in cash) and (z) Capital Expenditures made by IXnet and its Subsidiaries out of the IPO Net Cash Proceeds (but only to the extent so made out of the IPO Net Cash Proceeds) (in the case of (x), (y) and (z) only to the extent that such transactions otherwise are permitted by, and in compliance with, the terms and conditions of this Agreement), LESS the aggregate amount of federal, state, local and foreign income taxes paid by the Parent Borrower and its Subsidiaries in cash during such period, other than (x) various foreign income taxes paid by Foreign Subsidiaries to the extent that such foreign income taxes do not in the aggregate exceed $1,000,000 during such period, (y) the payment by IPC UK in June 1999 of certain foreign income taxes in the aggregate amount of approximately (pound)4,200,000 and (z) the payment by IPC UK in July 1999 of the ACT (Advance Corporation Tax) in the aggregate amount of approximately (pound)5,625,000, LESS cash dividends paid by the Parent Borrower to the holder of its common stock (I.E. Holdings) during such period to the extent that the Parent Borrower is expressly permitted to pay such dividends under this Agreement, to the (ii) sum of (x) cash interest payable by the Parent Borrower and its Subsidiaries on all Debt during such period PLUS (y) principal amounts of all Debt payable by the Parent Borrower and its Subsidiaries during such period, of not less than the ratio set forth below for such period:

                  FOUR FISCAL QUARTERS ENDING                   RATIO
                  ---------------------------                   -----

                  June 30, 1999                                 1.06:1.00
                  September 30, 1999                            1.28:1.00
                  December 31, 1999                             1.30:1.00

                  March 31, 2000                                1.50:1.00
                  June 30, 2000                                 1.70:1.00
                  September 30, 2000                            2.00:1.00
                  December 31, 2000                             2.20:1.00

                  March 31, 2001                                2.40:1.00
                  June 30, 2001                                 2.60:1.00
                  September 30, 2001                            2.80:1.00
                  December 31, 2001                             2.30:1.00

                  March 31, 2002                                1.80:1.00
                  June 30, 2002                                 1.30:1.00
                  September 30, 2002                            1.00:1.00
                  December 31, 2002                             1.00:1.00

                  March 31, 2003                                1.00:1.00
                  and thereafter

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) either Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) either Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under this Agreement or any other Loan Document, in each case under this clause (ii) within 5 Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by Holdings, the Parent Borrower or any other Loan Party (or any of its officers) under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) either Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (m), or
         (o), 5.02, 5.03 or 5.04; or

                  (d) Holdings, the Parent Borrower or any other Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Parent Borrower by either of the Agents or any of the Lender Parties; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(o) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.01 or 5.01(o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby; or

                  (k) (i) the Equity Investors, collectively, shall cease to beneficially own and control at least 50% of the Voting Stock of Holdings; (ii) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Holdings (or other securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of Holdings; (iii) individuals who, on the date on which the Reorganization is consummated, constitute the board of directors of Holdings (together with any new directors whose election by the board of directors or whose nomination by the board of directors for election by Holdings' stockholders was approved by a vote of at least two-thirds of the members of the board of directors then in office who either were members of the board of directors on the date on which the Reorganization is consummated or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of Holdings then in office; (iv) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Stock of Holdings (or other securities convertible into such securities) representing 40% or more of the combined voting power of all Voting Stock of Holdings; (v) Holdings shall cease to own 100% of the outstanding capital stock and 100% of the Voting Stock of the Parent Borrower; or (vi) the Parent Borrower shall cease to own at least 80% (or 68% after giving effect to the exercise of all options issued to officers, directors, consultants and employees of IXnet Holdings pursuant to its stock option plan; PROVIDED, THAT, all of the provisions of clause (iii)(D) of Section 5.02(g) are satisfied) of the outstanding capital stock and at least 80% (or 68% after giving effect to the exercise of all options issued to officers, directors, consultants and employees of IXnet Holdings pursuant to its stock option plan; PROVIDED, THAT, all of the provisions of clause (iii)(D) of Section 5.02(g) are satisfied) of the outstanding Voting Stock of IXnet Holdings.

                  (l) any ERISA Event shall have occurred with respect to a Plan that, when aggregated with any liability under Sections 6.01(m) and
         (n), has had or could be reasonably likely to have a Material Adverse Effect; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and such liability, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification) and with any liability under Sections 6.01(l) and (n), has had or could be reasonably likely to have a Material Adverse Effect; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and such reorganization or termination, when aggregated with any liability under Sections 6.01(l) and (m), has had or could be reasonably likely to have a Material Adverse Effect; or

                  (o) there shall occur in the judgment of the Required Lenders any Material Adverse Change;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Letter of Credit Advances made by the Issuing Bank, an L/C Issuer

(in the case of an L/C Issuer which is also a Lender) or a Lender pursuant to
Section 2.03(c)) and of the Issuing Bank or an L/C Issuer to issue or the Issuing Bank to guarantee, as the case may be, Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances made by the Issuing Bank, an L/C Issuer (in the case of an L/C Issuer which is also a Lender) or a Lender pursuant to Section 2.03(c)) and of the Issuing Bank or an L/C Issuer to issue or the Issuing Bank to guarantee, as the case may be, Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                  SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Parent Borrower to, and forthwith upon such demand the Parent Borrower shall, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Collateral Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Parent Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes each Agent to take such action as agents on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by



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                                      -110-

the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or another Loan Document (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by either Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. AGENTS' RELIANCE, ETC. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of, or continued perfection or priority of, any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other agreement, instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. GE CAPITAL, MSSF AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, GE Capital and MSSF shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Collateral Agent, the Administrative Agent or the Syndication Agent, as the case may be; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include GE Capital and MSSF in their respective individual capacities. GE Capital and MSSF and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of



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                                      -111-

business with, Holdings, the Parent Borrower, any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of Holdings, the Parent Borrower, any other Loan Party or any such Subsidiary, all as if GE Capital and MSSF were not the Collateral Agent, the Administrative Agent or the Syndication Agent, as the case may be, and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon either of the Agents or any of the other Lender Parties and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon either of the Agents or any of the other Lender Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. INDEMNIFICATION. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Agent under this Agreement or any other Loan Document; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by either Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by such Borrower. For purposes of this subsection (a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (x) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties,
(y) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (z) their respective Unused Working Capital Commitments at such time; PROVIDED that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this subsection (a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse an Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Issuing Bank under this Agreement or any other Loan Document; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limiting the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by either Borrower under
Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by such Borrower. For purposes of this subsection (b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties,
(b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) their respective Unused Working Capital Commitments at such time; PROVIDED that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this subsection (b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount.

                  (c) Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. SUCCESSOR AGENTS. Either Agent may resign at any time and, if at any time either Agent shall cease to be a Lender, such Agent shall promptly thereafter resign by giving written notice thereof to the Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the



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                                      -113-

Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent (as the case may be), subject, so long as no Default shall have occurred and be continuing, to the consent of the Parent Borrower, such consent not to be unreasonably withheld or delayed. If no such successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a Lender. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement or any other Loan Document. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

                  SECTION 7.07. SYNDICATION AGENT. MSSF shall have neither any rights nor any responsibilities in its capacity as Syndication Agent. The Syndication Agent may resign at any time and, if at any time the Syndication Agent shall cease to be a Lender, the Syndication Agent shall promptly thereafter resign by giving written notice thereof to the Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Syndication Agent or to leave the position of Syndication Agent vacant.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of any Borrowings made on the Effective Date, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) to the extent that a Guarantor has not been fully released from the Guaranty issued by such Guarantor pursuant to Section 14 of such Guaranty, reduce or limit the obligations of such Guarantor under Section 1 of the Guaranty issued by it or otherwise limit the liability of such Guarantor with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend this Section 8.01, (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or (ix) limit the liability of any Loan Party under any of the Loan Documents; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders, waive or amend Section 5.04(a); PROVIDED STILL FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by each of the Agents in addition to the Lenders required above to take such action, affect the rights or duties of the Agents under this Agreement.

                  SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to either Borrower, at its address at Wall Street Plaza, 15th Floor, 88 Pine Street, New York, New York 10005, facsimile number: 212-344-5106, Attention: Chief Financial Officer with a copy to General Counsel; if to any Lender which is a Lender on the Effective Date or the Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent or the Collateral Agent, at its address at 201 High Ridge Road, Stamford, Connecticut 06927, Attention: Account Manager - IPC, with copies to General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Attention: Corporate Counsel Commercial Finance, and William
D. Brewer, Winston & Strawn, 200 Park Avenue, New York, New York 10166; or, as to either Borrower or either Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to either Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document shall be as effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or either Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. COSTS AND EXPENSES. (a) Each Borrower agrees, jointly and severally, to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agents with respect thereto, with respect to advising the Agents as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender Party with respect thereto).

                  (b) Each Borrower agrees, jointly and severally, to indemnify and hold harmless each Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or any other transaction or action or proposed transaction or action (including, without limitation, the Prior Transactions, the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment and the Effective Date Transactions) or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this subsection (b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or any other transaction or action or proposed transaction or action (including, without limitation, the Prior Transactions, the Reorganization, the Corporate Reorganization, the Parent Borrower Charter Amendment and the Effective Date Transactions).

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by either Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Parent Borrower pursuant to Section 8.07(a), such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under this Agreement or any other Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.10 and 2.12 and this
Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan
Documents.

                  SECTION 8.05. RIGHT OF SETOFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent, the Collateral Agent, each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special,



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                                      -117-

time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of either Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such other Loan Document and although such Obligations may be unmatured. The Administrative Agent, the Collateral Agent and each Lender Party agrees promptly to notify the applicable Borrower after any such setoff and application by it; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent, each Lender Party and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent, the Collateral Agent, each Lender Party and their respective Affiliates may have.

                  SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower, the Administrative Agent, the Collateral Agent and each Prior Lender, and when the Administrative Agent shall have been notified by each Lender and the Issuing Bank that such Lender and the Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lender Parties.

                  SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may, and, so long as no Default shall have occurred and be continuing, if demanded by the Parent Borrower (following a demand by such Lender pursuant to Section 2.10) upon at least five Business Days' notice to such Lender and the Administrative Agent, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities,
(ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and the amount of the Commitment of the assigning Lender being retained shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Parent Borrower pursuant to this Section 8.07(a) shall be arranged by the Parent Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Parent Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from



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                                      -118-

either the Parent Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignment shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of (A) $1,500 if such assignment is to an Affiliate of the assigning Lender Party and (B) $3,000 in all other cases.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of, or continued perfection or priority of, any Lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other agreement, instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other agreement, instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agents, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agents on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances under each Facility owing to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by either Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the Collateral Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as applicable.

                   (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of
(A) $1,500 if such assignment is to an Affiliate of the assigning Lender Party and (B) $3,000 in all other cases.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party herefrom or therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to either Borrower furnished to such Lender Party by or on behalf of such Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve in accordance with Section 8.10 the confidentiality of any confidential information relating to any Loan Party received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.09. NO LIABILITY OF THE ISSUING BANK. The Parent Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its directors, officers or other employees shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank or an L/C Issuer against presentation of documents that do not comply with the terms of a Letter of Credit or any guaranty thereof, including failure of any documents to bear any reference or adequate reference to the Letter of Credit or any guaranty thereof; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit or any guaranty thereof; EXCEPT that the Parent Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Parent Borrower, to the extent of any direct, but not consequential, damages suffered by the Parent Borrower that the Parent Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit issued by it comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit issued by it after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by the Parent Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between the Borrower and such L/C Issuer.

                  SECTION 8.10. CONFIDENTIALITY. Each of the Lender Parties and each of the Agents understands that some of the information furnished to it pursuant to this Agreement may be received by it prior to the time that such information shall have been made public, and each of the Lender Parties and each of the Agents hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Agreement confidential prior to its becoming public (through publication other than as a result of action by one of the Lender Parties or the Agents in violation of this
Section 8.10), subject, however, to (a) disclosure to officers, directors, employees, representatives, agents, auditors, consultants, advisors, lawyers and Affiliates of such Lender Party or such Agent, as the case may be, in the ordinary course of business, (b) disclosure to such officers, directors, employees, representatives, agents and lawyers of a prospective assignee or participant on a need-to-know basis in connection with the evaluation of a possible assignment of, or participation in, the Advances hereunder (who will be informed of the confidential nature of the material); (c) the obligations of the Lender Parties or the Agents or a participant under applicable law, or pursuant to subpoenas or other legal process, to make information available to governmental agencies and examiners or to others and the right of the Lender Parties and the Agents and participants to use such information in proceedings to enforce their rights and remedies hereunder or under any other Loan Document or in any proceeding against any Lender Party or any Agent or any participant in connection with this Agreement or under any other Loan Document or the transactions contemplated thereby; (d) disclosure to the extent such information
(i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to a Lender Party, an Agent or a participant on a non-confidential basis, not, to the knowledge of such Lender Party, Agent or participant, in breach of any agreement or other obligation to either Borrower, from a source other than such Borrower; (e) disclosure to the extent the applicable Borrower shall have consented to such disclosure in writing; or
(f) each Lender Party's or Agent's or participant's right to make information available (i) to any corporation controlled by such Lender Party, Agent or participant or under common control with such Lender Party, Agent or participant in connection with an assignment or the sale of a participation by such Lender Party or participant, or the assignment by such Agent of its rights and obligations as an Agent, to such other corporation, PROVIDED that such transferee agrees to be bound by this confidentiality provision or (ii) in accordance with Section 8.07(h).

                  SECTION 8.11. RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of this Agreement and the other Loan Documents, the Administrative Agent shall, at the Parent Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

                  SECTION 8.12. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any other jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court located in New York City, New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.13. GOVERNING LAW. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.14. WAIVER OF JURY TRIAL. Each of the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the other Loan Documents, the Advances or the actions of either Agent or any Lender Party in the negotiation, administration, performance or enforcement hereof or thereof.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      IPC INFORMATION SYSTEMS, INC.


                                      By______________________________________

                                      Name: __________________________________

                                      Title: _________________________________

                                      IPC FUNDING CORP.


                                      By______________________________________

                                      Name: __________________________________

                                      Title: _________________________________

                                      IPC COMMUNICATIONS, INC.,
                                      as a Loan Party1


                                      By______________________________________

                                      Name: __________________________________

                                      Title: _________________________________


















--------

1/ Not as a Borrower, but for purposes of the other provisions of this Agreement.

                          GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Administrative Agent, Collateral Agent and Issuing Bank


                          By______________________________________

                          Name: __________________________________

                          Title: _________________________________

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as a Prior Lender and as a Lender


                                   By______________________________________

                                   Name: __________________________________

                                   Title: _________________________________

                                        BNY FINANCIAL CORPORATION,
                                        as a Prior Lender and as a Lender


                                        By______________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                         MORGAN STANLEY SENIOR FUNDING, INC.,
                                         as a Prior Lender


                                         By_____________________________________

                                         Name: _________________________________

                                         Title: ________________________________

                                         FREMONT INVESTMENT AND LOAN,
                                         as a Prior Lender


                                         By_____________________________________

                                         Name: _________________________________

                                         Title: ________________________________

                                         FIRST UNION BANK
                                         as a Prior Lender and as a Lender


                                         By_____________________________________

                                         Name: _________________________________

                                         Title: ________________________________